                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2)
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                                DEVX ENERGY, INC.
                (Name of Registrant as Specified in Its Charter)

                                DEVX ENERGY, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

                  --------

         2)       Aggregate number of securities to which transaction applies:

                  --------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                  --------

         4)       Proposed maximum aggregate value of transaction:

                  --------

         5)       Total Fee Paid:

                  --------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                                           ----------
         2)       Form Schedule or Registration Statement No.:
                                                                -------
         3)       Filing Party:
                                -----
         4)       Date Filed:
                              -----

                                DEVX ENERGY, INC.
                           13760 Noel Road, Suite 1030
                            Dallas, Texas 75240-7336
                            Telephone: (972) 233-9906
                           Telecopier: (972) 233-9575


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of DEVX ENERGY, INC. on Thursday, October 25, 2001, at 2:00 p.m., Dallas time. The meeting will be held in the Sun Room of the Northwood Club at 6524 Alpha Road, Dallas, Texas 75240. Your Board of Directors and management look forward to greeting those stockholders able to attend in person.

         At the meeting, you will be asked to consider and elect four directors to serve until the next Annual Meeting of Stockholders. Your Board of Directors has unanimously nominated these persons for election as directors. You are also being asked to consider and approve (i) the DEVX ENERGY, INC. Amended and Restated Incentive Equity Plan, (ii) the DEVX ENERGY, INC. Amended and Restated Directors' Nonqualified Stock Option Plan and to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. Information about the business to be conducted at the meeting is set forth in the accompanying proxy statement, which you are urged to read carefully. During the meeting, I will review with you the affairs and progress of the Company during the fiscal year ended December 31, 2000. Officers of the Company will be present to respond to questions from stockholders.

         The vote of every stockholder is important. The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy promptly in the envelope provided. Your shares will then be presented at the meeting, and the Company will be able to avoid the expense of further solicitation. If you attend the meeting, you may, at your discretion, withdraw the proxy and vote in person.

         On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                                   Sincerely,


                                                   /s/ JOSEPH T. WILLIAMS
                                                   JOSEPH T. WILLIAMS
                                                   Chairman of the Board


September 21, 2001

                                DEVX ENERGY, INC.
                           13760 Noel Road, Suite 1030
                            Dallas, Texas 75240-7336
                            Telephone: (972) 233-9906
                           Telecopier: (972) 233-9575


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To
                            Be Held October 25, 2001

         The Annual Meeting of Stockholders of DEVX ENERGY, INC., a Delaware corporation (the "Company"), will be held in the Sun Room of the Northwood Club at 6524 Alpha Road, Dallas, Texas 75240 on October 25, 2001 at 2:00 p.m. for the following purposes:

         1. To elect four directors to hold office until the next Annual Meeting of Stockholders or until their successors have been duly qualified and elected;

         2. To consider and act upon a proposal to approve the DEVX ENERGY, INC. Amended and Restated Incentive Equity Plan;

         3. To consider and act upon a proposal to approve the DEVX ENERGY, INC. Amended and Restated Directors' Nonqualified Stock Option Plan

         4. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company to audit the accounts of the Company for the fiscal year ending December 31, 2001; and

         5. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only holders of the Company's common stock, par value $0.234 per share (the "Common Stock"), of record on September 10, 2001 are entitled to notice of, and to vote at, the meeting or any adjournment or adjournments thereof. At the record date for determination of stockholders entitled to vote at the meeting or any adjournments thereof, 12,748,612 shares of voting capital stock, comprised of 12,748,612 shares of Common Stock were issued and outstanding.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL OUT, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM. THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.



                                         By Order of the Board of Directors,
Dallas, Texas
September 21, 2001
                                         /s/ JOSEPH T. WILLIAMS
                                         JOSEPH T. WILLIAMS
                                         Chairman of the Board

                                DEVX ENERGY, INC.
                           13760 Noel Road, Suite 1030
                            Dallas, Texas 75240-7336
                            Telephone: (972) 233-9906
                           Telecopier: (972) 233-9575


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held October 25, 2001

         This Proxy Statement is furnished to holders of the Company's common stock, par value $0.234 per share (the "Common Stock"), in connection with the solicitation of proxies by the Board of Directors of DEVX ENERGY, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held in the Sun Room of the Northwood Club at 6524 Alpha Road, Dallas, Texas 75240 on Thursday, October 25, 2001, at 2:00 p.m., Dallas time, and at any and all postponements or adjournments thereof (the "Annual Meeting") for the following purposes:

         1. To elect four directors to hold office until the next Annual Meeting of Stockholders or until their successors have been duly qualified and elected;

         2. To consider and act upon a proposal to approve the DEVX ENERGY, INC. Amended and Restated Incentive Equity Plan;

         3. To consider and act upon a proposal to approve the DEVX ENERGY, INC. Amended and Restated Directors' Nonqualified Stock Option Plan;

         4. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company to audit the accounts of the Company for the fiscal year ending December 31, 2001; and

         5. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The approximate date on which this Proxy Statement and accompanying proxy card are first being sent or given to stockholders is September 25, 2001.

         Shares of Common Stock represented by each proxy, if properly executed and returned to the Company prior to the Annual Meeting, will be voted as directed, but if not otherwise specified, will be voted for the election of the four nominees for director, for the approval of the Amended and Restated DevX Energy, Inc. Incentive Equity Plan, for the approval of the Amended and Restated DevX Energy, Inc. Directors' Nonqualified Stock Option Plan, and to ratify the appointment of Ernst & Young LLP as independent auditors, all as recommended by the Board of Directors.

         If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting (except for proxies which have theretofore effectively been revoked



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



or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

         The Board of Directors knows of no other business to be presented at the Annual Meeting. If any other business is properly presented, the persons named in the enclosed proxy have authority to vote on such matters in accordance with such persons' discretion.

         A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked (i) by filing with the Company (at the address indicated above) at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) by duly executing a subsequent proxy bearing a later date than the proxy relating to the same shares of Common Stock or (iii) by attending the Annual Meeting and voting in person (although attendance at the meeting will not in itself constitute such revocation).

         The solicitation of proxies in the enclosed form is made on behalf of the Company's Board of Directors. The entire cost of soliciting these proxies, including the costs of preparing, printing and mailing this Proxy Statement and accompanying materials to stockholders, will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone or otherwise by officers, directors and employees of the Company, who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries. Such parties will be reimbursed for their reasonable expenses incurred in forwarding the proxy materials.

         Representatives of the Company's principal accountants, Ernst & Young LLP, are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions from stockholders.


                           VOTE REQUIRED FOR APPROVAL;
                      SHARES ENTITLED TO VOTE; RECORD DATE

         The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting at which a quorum is present is required to elect each of the four directors nominated for reelection to the Company's Board of Directors. All other matters properly brought before the Annual Meeting will be decided by a majority of the votes cast on the matter. As of September 1, 2001, the Company's directors and executive officers, and their affiliates, had a beneficial interest in an aggregate of 18,100 shares of Common Stock, representing approximately 0.0014% of the Common Stock outstanding at the close of business on September 10, 2001 (the "Record Date") and entitled to vote on all proposals to be presented at the Annual Meeting.

         On the Record Date, there were outstanding 12,748,612 shares of Common Stock . There were no shares of any other class of stock outstanding as of the Record Date. Only holders of record of Common Stock (the "Stockholders") at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock is entitled to one vote for each director to be elected and upon all other matters to be brought to a vote by the Stockholders at the forthcoming Annual Meeting.

         The presence at the Annual Meeting, whether in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote thereat constitutes a quorum for the transaction of business. For purposes of the quorum and the discussion below regarding the votes necessary to take stockholder action, Stockholders of record who are present at the meeting in person or by proxy and



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



who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, are considered Stockholders who are present and entitled to vote and they count toward the quorum.

         Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, "broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions.

         Election of Directors. Directors are elected by a plurality vote and the four nominees who receive the most votes will be elected. In the election of Directors, votes may be cast in favor of or withheld with respect to each nominee. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

         Approval of the DevX Energy, Inc. Amended and Restated Incentive Equity Plan. To be adopted, the approval of the Plan must receive the affirmative vote of more than 50% of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes do not affect the outcome. Abstentions have the effect of negative votes.

         Approval of the DevX Energy, Inc. Amended and Restated Directors' Nonqualified Stock Option Plan. To be adopted, the approval of the Plan must receive the affirmative vote of more than 50% of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes do not affect the outcome. Abstentions have the effect of negative votes.

         Ratification of the Appointment of Auditors. To be ratified, this matter must receive the affirmative vote of more than 50% of the shares present or by proxy at the Annual Meeting and entitled to vote. Uninstructed shares are entitled to vote on this matter. Therefore, abstentions and broker non-votes have the effect of negative votes.



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



                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

GENERAL

         Pursuant to the Amended and Restated Bylaws of the Company (the "Bylaws"), four directors are to be elected at the Annual Meeting (which number shall constitute the entire Board of Directors of the Company). Unless otherwise instructed, the proxy holders intend to vote the proxies received by them FOR the four nominees below.

         JOSEPH T. WILLIAMS
         JERRY B. DAVIS
         ROBERT L. KEISER
         PATRICK J. KEELEY

         All nominees listed above are currently members of the Board of Directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, the shares represented by the proxies will be voted for such person, if any, as may be designated by the Board of Directors. However, management of the Company has no reason to believe that any nominee will be unavailable or that any vacancy on the Board of Directors will occur. The four nominees will serve until the next Annual Meeting of Stockholders and until their successors are elected.

         Set forth below is a description of the backgrounds of each of the directors and nominees of the Company.

         Joseph T. Williams joined the Company on October 6, 2000. He is Chairman of the Board and effective September 1, 2001 also assumed the positions of President and Chief Executive Officer. From July 1998 to August 1999, Mr. Williams was President and Chief Executive Officer of MCN Investment Corporation, a diversified energy company with $2 billion in oil and natural gas, natural gas pipeline and electrical power assets. From August 1997 to July 1998, Mr. Williams served as President and Chief Executive Officer of MCNIC Oil and Gas Company, a broad-based exploration and production company. From June 1995 to February 1996, Mr. Williams served as Vice Chairman and Chief Executive Officer of Enserch Exploration, Inc., an oil and gas exploration and production company. Mr. Williams holds a B.S. degree in Petroleum Engineering from the University of Texas at Austin.

         Jerry B. Davis joined the board of directors of DevX Energy, Inc. on October 26, 2000. He is chairman of the compensation committee and also serves on the audit committee of the board. Mr. Davis has over 25 years of experience working with Otis Engineering Corporation, an oil field service company and a division of Halliburton Company. Mr. Davis served as President and Chief Executive Officer of Otis from 1990 to 1993. From July 1993 to the present Mr. Davis has pursued investing and ranching activities. Mr. Davis holds a Master of Business Administration from Southern Methodist University, a B.S. degree in Petroleum Engineering from Texas A&M University and has a degree in ranch management from Texas Christian University.

         Robert L. Keiser joined the board of directors of DevX Energy, Inc. on October 26, 2000. Mr. Keiser is chairman of the audit committee and serves on the compensation committee of the board. Mr. Keiser retired as Chairman of Kerr-McGee Corp., an integrated energy company, in June 1999. Mr. Keiser served as Chairman, Chief Executive Officer and President of Oryx Energy Company, an independent oil and natural gas exploration company, from 1994 until March 1999 when Oryx merged with Kerr-McGee. Prior to his



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



appointment as its Chairman in 1994, Mr. Keiser served Oryx in various capacities during the period from 1988 to 1994. Mr. Keiser also sits on the board of HVIDE Marine Inc., a company engaged in the business of providing marine support and transportation services to the energy and chemical industries. Mr. Keiser holds a B.S. degree in Electrical Engineering from The University of Missouri-Rolla.

         Patrick J. Keeley joined the board of directors of DevX Energy, Inc. on November 10, 2000 and serves on its audit and compensation committees. Mr. Keeley is currently the managing director of the Energy and Industrial Group of the investment banking firm of Friedman Billings Ramsey & Co., Inc. which he joined in January 1998. From 1977 to 1998 Mr. Keeley was a partner with the law firm of Fulbright & Jaworski LLP where he represented oil and gas producers, pipelines, distribution companies, refineries, and independent power producers. Prior to joining Fulbright & Jaworski, Mr. Keeley served as assistant to the General Counsel of the Federal Power Commission in Washington, D.C. Mr. Keeley has served on the board of several public and private energy and banking companies and mutual funds. Mr. Keeley received his J.D. degree from Fordham University in 1975 and received a degree in business administration from Georgetown University in 1970.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.



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



                                  PROPOSAL TWO

                        TO APPROVE THE DEVX ENERGY, INC.
                   AMENDED AND RESTATED INCENTIVE EQUITY PLAN

GENERAL

         The DevX Energy, Inc. Amended and Restated Incentive Equity Plan (the "Amended Plan") attached as Appendix I to this proxy statement is being proposed to replace the Queen Sand Resources, Inc. 1997 Incentive Equity Plan (the "1997 Plan") which was approved by the stockholders on November 20, 1997. The board is recommending the adoption of the Amended Plan because the number of shares reserved for issuance under the 1997 Plan and the maximum number of shares issuable in any one grant is no longer adequate to achieve the purposes of the 1997 Plan. In addition, the Board has determined that the term of the 1997 Plan should be extended to reflect the passage of time since the 1997 Plan was adopted. Finally, the Amended Plan replaces the old company name of Queen Sand Resources, Inc. with the new name approved by the stockholders at the last annual meeting held on September 18, 2000.

         The Amended Plan is being submitted for Stockholder approval at the 2001 Annual Meeting for three reasons. First, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), Stockholder approval is necessary in order for performance payments under the Amended Plan to certain executive officers to be deductible by the Company for federal income tax purposes. Section 162(m) imposes a $1,000,000 limit on the deductibility of compensation paid to certain executive officers. Stockholder approval of the Amended Plan will enable awards made under the Amended Plan to be excluded in calculating the $1,000,000 limit. Second, Stockholder approval of the Amended Plan allows certain transactions under the Amended Plan to be exempt from the Securities and Exchange Commission regulations on short-swing trading under
Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"). Third, Stockholder approval of the Amended Plan is required to award incentive stock options under the requirements of Section 422 of the Code.

         All 763,500 options previously issued under the 1997 Plan were surrendered and cancelled prior to the implementation of the 156:1 reverse split last year on October 31, 2000. A total of 632,500 options, each having an exercise price of $7.00 per share, was granted by the board on October 27, 2000 subject to shareholder approval of the Amended Plan. A total of 265,000 of the options granted on October 27, 2000 was subsequently surrendered and cancelled when the employees to whom they had been granted resigned. On August 29, 2001, the Board authorized the grant of an additional 55,000 options at an exercise price of $5.90. If the Amended Plan is adopted at the 2001 Annual Meeting and, assuming the board does not make any additional grants in the interim, there will be a total of 432,500 options outstanding at that time of which 267,500 will become vested as of October 27, 2001.


DISCUSSION OF PROPOSED CHANGES TO THE AMENDED PLAN


TOTAL SHARES RESERVED TO THE AMENDED PLAN

         There were 3,000,000 shares of pre-split common stock reserved for issuance under the 1997 Plan. This represented approximately 12.8% of the total number of shares of common stock issued and outstanding at the time the 1997 Plan was approved and 3% of the total number of shares of common stock then authorized by the Company's articles. After implementation of the 156:1 reverse split of the company's common stock on October 31, 2000, the effective number of shares reserved to the 1997 Plan was reduced to 19,230.



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



         Article 5 of the Amended Plan provides that the maximum number of shares eligible under the Amended Plan will be 1,000,000. This represents 1.0% of the total number of shares of common stock authorized by the amended and restated articles of incorporation and approximately 7.8% of the total number of shares of common stock issued and outstanding as of September 10, 2001.

MAXIMUM INDIVIDUAL GRANTS

         The maximum number of options awardable to any individual in any calendar year under the 1997 Plan was 100,000. After implementation of the 156:1 reverse split of the Company's common stock on October 31, 2000, the maximum grant to any individual under the 1997 Plan was reduced to approximately 641.
Article 6.4 of the Amended Plan provides that the maximum grant to any individual in any calendar year will be 250,000.

TERM

         The term of the 1997 Plan expires on July 1, 2007 which is ten years after it was adopted by the board. Article 12 of the Amended Plan effectively extends this term to January 1, 2011.

CORPORATE NAME

         At the time the 1997 Plan was adopted, the name of the Company was Queen Sand Resources, Inc. That name was changed to DevX Energy, Inc. on September 19, 2000. The Amended Plan replaces all references to "Queen Sand Resources, Inc." with the new name of "DevX Energy, Inc."


GENERAL DISCUSSION OF THE TERMS OF THE AMENDED PLAN

         The provisions of the Amended Plan are summarized below. All such statements are qualified in their entirety by reference to the full text of the Amended Plan, which is attached hereto as Appendix I.

         The Amended Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Amended Plan is not a "qualified plan" within the meaning of Section 401 of the Code. The Amended Plan will terminate on January 1, 2011, and thereafter no incentive stock options, non-qualified stock options or stock appreciation rights ("awards") may be granted thereunder. The Board of Directors may amend or discontinue the Amended Plan without the approval of the stockholders, subject to certain limitations. See "Amendment of the Amended Plan" below.

         Nothing in the Amended Plan or in any award granted pursuant to the Amended Plan confers upon any employee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate the employment of any person at any time.

         The proceeds from the sale of Common Stock pursuant to the exercise of or payment for awards under the Amended Plan will be added to the general funds of the Company and used for general corporate purposes. The holder of an award granted pursuant to the Amended Plan does not have any of the rights or privileges of a Stockholder, except with respect to shares that have been actually issued.

PURPOSE AND ELIGIBILITY

         The purposes of the Amended Plan are to attract and retain key management employees and to encourage performance by providing such persons with a proprietary interest in the Company through the granting of incentive stock options, non-qualified stock options and stock appreciation rights relating to shares



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



of our common stock or any of the foregoing in combination or in tandem. The Amended Plan is designed to help achieve those purposes through the use of compensation strategies that will attract and retain those employees who are important to the long-term success of the Company.

         Any employee of the Company or its subsidiary corporations or partnerships (including officers or directors who are employees) is eligible to receive awards under the Amended Plan at the discretion of the Compensation Committee. See "Administration of the Amended Plan" below. Non-employee directors shall not be eligible to participate in the Amended Plan.

         The Company had 20 employees at the date of this Proxy Statement, all of whom are eligible to participate in the Amended Plan.

ADMINISTRATION OF THE AMENDED PLAN

         The Amended Plan is administered by the Compensation Committee appointed by the Company's Board of Directors. The current members of the Compensation Committee are Robert L. Keiser, Jerry B. Davis (Chairman) and Patrick J. Keeley. Members of the Compensation Committee serve at the will of the Board of Directors and may be removed, with or without cause, from the Compensation Committee at any time at the Board of Directors' discretion.

         The Compensation Committee has full discretion to grant awards under the Amended Plan, to interpret the Amended Plan, to make such rules as it deems advisable in the administration of the Amended Plan and to take all other actions advisable to administer the Amended Plan. The Compensation Committee shall determine the eligible persons to whom awards will be granted and will set forth the terms of the awards in award agreements, so long as those terms are not inconsistent with the Amended Plan.

AWARDS

         The Compensation Committee may grant or award incentive stock options, non-qualified stock options and stock appreciation rights or any of the foregoing in combination or in tandem. A tandem award dictates that the exercise of one type of award terminates the award granted in tandem with the other award. For example, in the event a stock appreciation right is granted in tandem with a stock option, the exercise of the stock appreciation right will result in the termination of the related stock option and vice versa.

         Stock options which are intended to qualify for special tax treatment under particular provisions of the Code are considered "Incentive Stock Options," and options which are not intended to so qualify are considered "Non-qualified Stock Options." See "Certain Federal Income Tax Aspects" below.

         Stock appreciation rights ("SARs") entitle the holder to receive cash or Common Stock having a value equal to the appreciation in the market price of the Common Stock underlying the SAR from the date of grant to the date of exercise.

         If adopted, the maximum number of shares of Common Stock presently authorized for issuance under the Amended Plan will be 1,000,000, subject to adjustment for stock splits and similar events. Shares to be issued may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares of Common Stock previously subject to awards that are expired, terminated, forfeited, settled in cash in lieu of Common Stock or exchanged for awards that do not involve Common Stock are available for further grants of awards under the Amended Plan.



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



AWARD AGREEMENTS

         Each award granted under the Amended Plan is required to be evidenced by an award agreement, which designates the type of award (or combination or tandem of awards) being granted and sets forth the number of shares or the total cash amount subject to each award (if applicable), the award or exercise price (if applicable), the maximum term of the award, any rules related to forfeiture, the vesting or restriction schedule or criteria (if applicable), the date of grant, and any other terms, provisions, limitations and performance requirements of the award. The Compensation Committee may require that each participant irrevocably grant to the Company a power of attorney to transfer to the Company any shares forfeited under the award and that the stock certificates evidencing shares of restricted stock be held in custody by the Company until the restrictions have lapsed.

         The exercise period for an award may not extend longer than ten years from the date the award is granted and, in the case of incentive stock options, is limited to five years from the date of grant for certain employees owning more than 10% of the outstanding shares of Voting Stock.

EXERCISE OF AWARDS

         The exercise price for an Incentive Stock Option and the SAR price for any share of Common Stock subject to an SAR will be at least 100% (or at least 110% in the case of incentive stock options granted to certain employees owning more than 10% of the outstanding shares of Common Stock) of the fair market value of the Common Stock on the date of grant. The exercise price for a Non-qualified Stock Option shall be determined by the Compensation Committee and may be less than the fair market value of the Common Stock on the date of grant. As of the close of business on September 4, 2001, the market price of our Common Stock as quoted on the NASDAQ National Market System was $5.798 per share.

         On the date that the participant desires to exercise a stock option (the "Exercise Date"), the participant must pay the total exercise price of the shares to be purchased by delivering to the Company cash, check, bank draft, money order in the amount of the exercise price or Common Stock having a fair market value equal to the exercise price, by delivery of an executed irrevocable option exercise form to sell certain shares of Common Stock purchased upon exercise of the option or to pledge such shares as collateral for a loan and promptly deliver the amount of loan proceeds to pay the purchase price, or any other form of payment which is acceptable to the Compensation Committee. If the participant fails to pay the exercise price on the Exercise Date or fails to accept delivery of the Common Stock to be issued upon exercise, the participant's option may be terminated by the Company.

         On the date that the participant desires to exercise an SAR (the "SAR Exercise Date"), the participant will receive from the Company cash in an amount equal to the appreciation in the market price of the Common Stock attributable to the portion of the SAR being exercised from the date of grant to the SAR Exercise Date.

         The exercise of SARs and receipt of cash by a director, executive officer or 10% or greater stockholder of the Company as determined under Section 16 of the 1934 Act and the rules promulgated thereunder (an "insider") will be subject to certain restrictions, including the requirement that the insider must exercise the SAR during the quarterly "SAR window period" beginning on the third business day following the issuance by the Company for publication of its quarterly earnings release and ending on the twelfth business day following the issuance of the earnings release.

RESTRICTIONS

         Under the Amended Plan, the Compensation Committee determines the vesting schedule, restrictions or conditions, if any, applicable to any award granted. Once vested, awards may be exercised at any time during the award period. The Compensation Committee may, in its discretion and in accordance with the terms of the Amended Plan, accelerate any vesting schedule or otherwise remove any restrictions or conditions applicable to an award.

         If the Amended Plan is adopted by the Shareholders as proposed, no participant may receive during any fiscal year awards covering an aggregate of more than 250,000 shares of Common Stock under the Amended Plan.

         The grant of incentive stock options to each participant is subject to a $100,000 calendar year limit. This limitation prohibits the grant of an incentive stock option that would entitle the recipient to purchase, thereunder and together with other incentive options, securities worth more than $100,000 (based upon the aggregate fair market value of the securities underlying such options on the date of grant) in the year in which such options first become exercisable. See "Certain Federal Income Tax Aspects" for additional limitations on incentive stock options.

         A participant who is an insider cannot exercise a stock option or SAR until at least six months have expired from the date of grant of the award. Stock options and SARs, and other awards that have not yet vested or are subject to forfeiture, are not transferable or assignable other than by will or by the laws of descent and distribution or pursuant to the terms of a qualified domestic relations order as defined in the Code.

         The Company is not required to sell or issue shares of Common Stock under any award if the issuance of Common Stock would violate any provisions of any law or regulation of any governmental authority or any national securities exchange or other forum on which shares of Common Stock are traded (including
Section 16 of the 1934 Act). As a condition of any sale or issuance of shares of Common Stock under an award, the Compensation Committee may require such agreements or undertakings, if any, as it may deem necessary or advisable to ensure compliance with any such law or regulation.

TERMINATION AND FORFEITURE

         In the event of termination of service of a participant, an incentive option may only be exercised as determined by the Compensation Committee and provided in the Award Agreement.

ADJUSTMENTS

         The Amended Plan provides that the maximum number of shares issuable under the Amended Plan as a whole and to each participant individually, the number of shares issuable upon exercise of outstanding stock options and SARs, and the exercise prices of such awards are subject to such adjustments as are appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization or increase or decrease in shares of Common Stock without receipt of consideration of or by the Company.

         If the Company merges or consolidates, transfers all or substantially all of its assets to another entity or dissolves or liquidates, then under certain circumstances a holder of an award will be entitled to purchase the equivalent number of shares of stock, other securities, cash or property that the award holder would have been entitled to receive had he or she exercised his or her award immediately prior to such event. Notwithstanding these adjustment provisions, all awards granted under the Amended Plan may be canceled by the Company upon a merger or consolidation of the Company in which the Company is not the surviving or resulting corporation, or the reorganization, dissolution or liquidation of the Company, subject to each participant's right to exercise his or her award as to the shares of Common Stock covered by that award for a period of 30 days immediately preceding the effective date of such event.

         The Amended Plan provides that in the event of a "Change of Control" of the Company, all unmatured installments of awards will become fully accelerated and exercisable in full. "Change of Control" is defined as the occurrence of the following events: (i) a consolidation or merger in which the Company does not survive or in which shares of Common Stock would be converted into cash, securities or other property, unless the Company's stockholders retain the same proportionate common stock ownership in the surviving company after the merger,
(ii) a sale, lease, exchange or other transfer of all or substantially all of the Company's assets, (iii) the approval by the Company's stockholders of a plan to dissolve or liquidate the Company, (iv) the termination of control of the Company by directors in office as of date of the Amended Plan and their successors approved in accordance with the terms of the Amended Plan, by virtue of their ceasing to constitute a majority of the entire Board of Directors, (v) the acquisition of beneficial ownership of 20% of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned less than 15% of such voting power on date of the Amended Plan or the acquisition of beneficial ownership of an additional 5% of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned at least 5% of such voting power on date of the Amended Plan in each case subject to certain exceptions or (vi) the appointment of a trustee in a bankruptcy proceeding involving the Company.

         If the Company makes a partial distribution of its assets in the nature of a partial liquidation (except for certain cash dividends) then the prices then in effect with respect to each outstanding award will be reduced in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock as a result of such distribution.

         Stock options and SARs may also be granted under the Amended Plan in substitution for stock options and SARs held by employees of a corporation who become management employees of the Company or a subsidiary as a result of a merger, consolidation or stock acquisition.

AMENDMENT OF THE AMENDED PLAN

         The Amended Plan provides that the Board of Directors may from time to time discontinue or amend the Amended Plan without the consent of the stockholders unless such discontinuance or amendment (i) materially increases the benefits accruing to participants under the Amended Plan, (ii) materially increases the number of securities that may be issued under the Amended Plan or
(iii) materially modifies the requirements as to eligibility for participation in the Amended Plan. In addition, if an amendment would adversely affect an outstanding award, the consent of the participant holding that award must be obtained unless the Board of Directors determines that the application to outstanding awards of an accounting standard in compliance with any statement issued by the Financial Accounting Standards Board concerning the treatment of awards would have a significant, adverse effect on the Company's financial statements. The Board of Directors may cancel and revoke all outstanding awards that are deemed to cause such adverse effect, and the holders of these awards will not have any further rights to the awards.

CERTAIN FEDERAL INCOME TAX ASPECTS

         Withholding. Withholding of federal taxes at applicable rates will be required in connection with any ordinary income realized by a participant by reason of the exercise of awards granted pursuant to the Amended Plan. A participant must pay such taxes to the Company in cash or Common Stock prior to the receipt of any Common Stock certificate. If an insider (as defined in "Exercise of Awards" above) desires to have Common Stock withheld upon exercise of an award to pay withholding taxes, the conditions in "Exercise of Awards" governing the exercise of SARs must be satisfied.

         Nonqualified Stock Options. The granting of a non-qualified stock option will not result in federal income tax consequences to either the Company or the optionee. Upon exercise of a non-qualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price, and the Company will be entitled to a corresponding deduction.

         For purposes of determining gain or loss realized upon a subsequent sale or exchange of such shares, the optionee's tax basis will be the sum of the exercise price paid and the amount of ordinary income, if any, recognized by the optionee upon exercise of the option. Any gain or loss realized by an optionee on disposition of such shares generally will be a long-term capital gain or loss (if the shares are held as a capital asset for at least one year) and will not result in any tax deduction to the Company. Long-term capital gains are currently taxed at a maximum rate of 20% if the shares are held between one year and five years after the date of exercise and 18% if held for five years or longer after the date of exercise and short-term capital gains are currently taxed as ordinary income. Ordinary income is currently taxed at five rates, depending upon a taxpayer's income level.

         Incentive Stock Options. In general, no income will be recognized by an optionee and no deduction will be allowed to the Company at the time of the grant or exercise of an incentive stock option granted under the Amended Plan. When the stock received on exercise of the option is sold, provided that the stock is held for more than two years from the date of grant of the option and more than one year from the date of exercise, the optionee will recognize long-term capital gain or loss equal to the difference between the amount realized and the exercise price of the option related to such stock. Long-term capital gains are currently taxed at a maximum rate of 20% if the shares are held between one year and five years after the date of exercise and 18% if held for five years or longer after the date of exercise and short-term capital gains are currently taxed as ordinary income. or longer after the date of exercise and short-term capital gains are currently taxed as ordinary income. If these holding period requirements under the Code are not satisfied, the sale of stock received upon exercise of an incentive stock option is treated as a "disqualifying disposition", and the optionee must notify the Company in writing of the date and terms of the disqualifying disposition.

         In general, the optionee will recognize at the time of a disqualifying disposition ordinary income in an amount equal to the amount by which the lesser of (i) the fair market value of the Common Stock on the date the incentive stock option is exercised or (ii) the amount realized on such disqualifying disposition, exceeds the exercise price. The optionee will also recognize capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the Common Stock on the date the incentive stock option is exercised (or capital loss to the extent of any excess of the exercise price over the amount realized on disposition). Any capital gain or loss recognized by the optionee will be long-term or short-term depending upon the holding period for the stock sold. Long-term capital gains are currently taxed at a maximum rate of 20% if the shares are held between one year and five years after the date of exercise and 18% if held for five years or longer after the date of exercise and short-term capital gains are currently taxed as ordinary income. Ordinary income is currently taxed at five rates, depending upon a taxpayer's income level. The Company may claim a deduction at the time of the disqualifying disposition equal to the amount of the ordinary income the optionee recognizes.

         Although an optionee will not realize ordinary income upon the exercise of an incentive stock option, the excess of the fair market value of the shares acquired at the time of exercise over the option price is included in "alternative minimum taxable income" for purposes of calculating the optionee's alternative minimum tax, if any, pursuant to Section 55 of the Code.

         Stock Appreciation Rights. A participant who is granted a stock appreciation right will not recognize any taxable income for Federal income tax purposes upon receipt of the award. At the time of exercise, however, the participant will recognize compensation income equal to any cash received and the fair market value on the date of exercise of any Common Stock received. If a stock appreciation right is paid in whole or in part in shares of Common Stock and the participant is subject to Section 16(b) of the 1934 Act on the date of receipt of such shares, the participant generally will not recognize compensation income until the expiration of six months from the date of receipt, unless the participant makes an election under Section 83(b) of the Code to recognize compensation income on the date of receipt. The Company or one of its subsidiaries generally will be entitled to a compensation deduction for the amount of compensation income the participant recognizes.

         Other Tax Matters. If unmatured installments of awards are accelerated as a result of a Change of Control (see "Adjustments" above), any amounts received from the exercise by a participant of a stock option may be included in determining whether or not a participant has received an "excess parachute payment under Section 280G of the Code, which could result in (i) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the participant on the cash resulting from such exercise and (ii) the loss by the Company of a compensation deduction.

         The following table provides information with respect to the number of options granted during the year ended December 31, 2000 under the DevX Amended and Restated DevX Energy, Inc. Incentive Equity Plan. All such options were granted subject to stockholder approval of the Amended and Restated Plan.


                                                                              Dollar Value   Number of Share
                               Name & Position                                    (1)            Options
---------------------------------------------------------------------------   ------------   ---------------
Joseph T. Williams, Chairman                                                      $  0           250,000
Edward J. Munden, President, Chief Executive Officer and Director (2)             $  0           240,000
William W. Lesikar, Chief Financial Officer                                       $  0            35,000
Ronald Idom, Vice President, Operations                                           $  0            35,000
William A. Williamson, Vice President, Land                                       $  0            25,000
Brian J. Barr, General Counsel & Secretary (2)                                    $  0            25,000
All current executive officers as a group                                         $  0           610,000
All current directors who are not executive officers as a group                   $  0              -0-
All employees as a group (excluding executive officers)                           $  0            32,500


----------

(1) The dollar value represents the positive difference, if any, between the exercise price of $7.00 ($7.0625 in the case of 27,000 options granted to each of the non-officer directors) and the last reported sale price as of the close of business on September 1, 2001.

(2) All options granted to Mr. Munden and Mr. Barr were surrendered and cancelled effective August 31, 2001 upon their respective resignations. An equivalent number of warrants were issued to Mr. Munden and Mr. Barr as part of their respective termination agreements.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE DEVX ENERGY, INC. AMENDED AND RESTATED INCENTIVE EQUITY PLAN.

                                 PROPOSAL THREE

        TO APPROVE THE DEVX ENERGY, INC. AMENDED AND RESTATED DIRECTORS'
                         NONQUALIFIED STOCK OPTION PLAN

GENERAL

         The DevX Energy, Inc. Amended and Restated Directors' Nonqualified Stock Option Plan (the "Amended Directors' Plan") attached as Appendix II to this proxy statement is being proposed to replace the Queen Sand Resources, Inc. 1998 Directors Nonqualified Stock Option Plan (the "1998 Directors' Plan") which was approved by the stockholders on November 12, 1998. The board is recommending the adoption of the Amended Directors' Plan because the number of share reserved for issuance under the 1998 Directors' Plan and the maximum number of shares issuable in any one grant is no longer adequate to achieve the purposes of the 1998 Directors' Plan. In addition the board has determined that the term of the 1998 Directors' Plan should be extended to reflect the passage of time since the 1998 Directors' Plan was adopted. Finally, the Amended Plan replaces the old company name of Queen Sand Resources, Inc. with the new name approved by the stockholders at the last annual meeting held on September 18, 2000.

         A total of 10,000 options were issued under the 1998 Directors' Plan. These were surrendered and cancelled in May and June of 2000 upon the resignations of the directors to whom they had been granted. A total of 90,000 options have been granted under the Amended Directors' Plan subject to stockholder approval of the Amended Directors' Plan. Messrs. Keiser, Davis and Keeley were each granted 3,000 options at an exercise price of $7.000 upon their joining the board in October 2000. In the event that the stockholders do not approve the Amended Directors' Plan, we will be obligated to pay these directors the cash equivalent of these options. A further 27,000 options with an exercise price of $7.0625 were granted to each of Messrs. Keiser, Davis and Keeley on December 14, 2000. All 90,000 options granted to Messrs. Keiser, Davis and Keeley under the Amended Directors' Plan will vest immediately upon stockholder approval of the Amended Directors' Plan. If the Amended Directors' Plan is adopted at the 2001 Annual General Meeting and, assuming the board does not make any additional grants in the interim, there will be a total of 90,000 options outstanding under the Amended Directors' Plan at that time.


DISCUSSION OF PROPOSED CHANGES TO THE AMENDED DIRECTORS' PLAN


TOTAL SHARES RESERVED TO THE AMENDED DIRECTORS' PLAN

         There were 500,000 shares of pre-split common stock reserved for issuance under the 1998 Directors' Plan. After implementation of the 156:1 reverse split of the Company's common stock on October 31, 2000, the number of shares reserved to the 1998 Directors' Plan was effectively reduced to 3,205.

         Article 5 of the Amended Directors' Plan provides that the maximum number of shares eligible under the Amended Directors' Plan will be 150,000. This represents 0.15% of the total number of shares of common stock authorized by the amended and restated articles of incorporation and approximately 1.2% of the total number of shares of common stock issued and outstanding as of August 31, 2001.

MAXIMUM INDIVIDUAL GRANTS

         The maximum number of options awardable to any individual in any calendar year under the 1998 Directors' Plan was 5,000. After implementation of the 156:1 reverse split of the Company's common stock on October 31, 2000, the maximum grant to any individual under the 1998 Directors' Plan was reduced to approximately 32. Article 6 of the Amended Directors' Plan provides that the maximum grant to any individual in any calendar year will be 30,000.

TERM

         The term of the 1998 Directors' Plan expired on November 19, 2007.
Article 12 of the Amended Directors' Plan effectively extends this term to December 15, 2010.

CORPORATE NAME

         At the time the 1998 Directors' Plan was adopted the name of the Company was Queen Sand Resources, Inc. That name was changed to DevX Energy, Inc. on September 19, 2000. The Amended Directors' Plan replaces all references to "Queen Sand Resources, Inc." with the new name of "DevX Energy, Inc."


GENERAL DISCUSSION OF THE TERMS OF THE AMENDED PLAN

         The Amended Directors' Plan is being submitted for Stockholder approval at the Annual Meeting to permit certain transactions under the Plan to be exempt from the Securities and Exchange Commission regulations on short-swing trading under Section 16 of the 1934 Act.

         The provisions of the Amended Directors' Plan are summarized below. All such statements are qualified in their entirety by reference to the full text of the Amended Directors' Plan, which is attached hereto as Appendix II.

         The Amended Directors' Plan is not subject to the provisions of ERISA. The Amended Directors' Plan is not a "qualified plan" within the meaning of
Section 401 of the Code. The Amended Directors' Plan will terminate on January 1, 2011, and thereafter no non-qualified stock options ("awards") may be granted thereunder. The Board of Directors may amend or discontinue the Plan without the approval of the Stockholders, subject to certain limitations. See "Amendment of the Plan" below.

         Nothing in the Amended Directors' Plan or in any stock option granted pursuant to the Amended Directors' Plan creates an employer-employee relationship between the Company and a director of the Company to whom a stock option is granted under the Amended Directors' Plan (a "Participant").

         The proceeds from the sale of Common Stock pursuant to the stock options granted under the Amended Directors' Plan will be added to the general funds of the Company and used for general corporate purposes. The holder of a stock option granted pursuant to the Amended Directors' Plan does not have any of the rights or privileges of a Stockholder of the Company, except with respect to shares that have been actually issued.

PURPOSE AND ELIGIBILITY

         The purposes of the Amended Directors' Plan are to attract and retain Directors and to provide such persons with a proprietary interest in the Company through the granting of non-qualified stock options to purchase shares of our common stock that will increase the interest of such persons in the Company's welfare, furnish an incentive to such persons to continue their services for the Company and provide a means through which the Company may attract able persons as Directors.

         Any Director of the Company, including each of the nominees for Director named herein, is eligible to receive awards under the Plan at the discretion of the Compensation Committee. See "Administration of the Plan" below.

         The Company had four directors at the date of this Proxy Statement, all of whom are eligible to participate in the Amended Directors' Plan.

ADMINISTRATION OF THE PLAN

         The Amended Directors' Plan is administered by the Compensation Committee appointed by the Company's Board of Directors. The current members of the Compensation Committee are Jerry B. Davis (Chairman), Robert L. Keiser and Patrick J. Keeley. Members of the Compensation Committee serve at the will of the Board of Directors and may be removed, with or without cause, from the Compensation Committee at any time at the Board of Directors' discretion.

         The Compensation Committee has full discretion to grant stock options under the Plan, to interpret the Plan, to make such rules as it deems advisable in the administration of the Plan and to take all other actions advisable to administer the Plan. The Compensation Committee shall determine the eligible persons to whom stock options will be granted and will set forth the terms of the stock options in stock option agreements, so long as those terms are not inconsistent with the Plan.

STOCK OPTIONS

         The Compensation Committee may grant awards under the Amended Directors' Plan. The maximum number of shares of Common Stock authorized for issuance under the Amended Directors' Plan in any one year is 30,000, subject to adjustment for stock splits and similar events. Shares to be issued may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares of Common Stock previously subject to stock options that have expired or been canceled may be reissued under the Amended Directors' Plan.

STOCK OPTION AGREEMENTS

         Each stock option granted under the Amended Directors' Plan is required to be evidenced by a stock option agreement that sets forth the number of shares subject to the stock option, the option price, the maximum term of the stock option, any rules related to forfeiture, the vesting or restriction schedule or criteria (if applicable), the date of grant, and any other terms, provisions, limitations and performance requirements of the stock option. The Compensation Committee may require that each Participant irrevocably grant to the Company a power of attorney to transfer to the Company any shares forfeited under the award and that the stock certificates evidencing shares of restricted stock be held in custody by the Company until the restrictions have lapsed.

         Stock options granted pursuant to the Amended Directors' Plan must be granted within ten years from the date of the adoption of the Amended Directors' Plan. The exercise period for a non-qualified stock option may not extend longer than ten years from the date the option is granted.

EXERCISE OF STOCK OPTIONS

         The exercise price for a stock option shall be determined by the Compensation Committee and may be less than the fair market value of the Common Stock on the date of grant. As of the close of business on September 4, 2001 the market price for our Common Stock as quoted on the NASDAQ National Market System was $5.798 per share.

         On the date that the Participant desires to exercise a stock option (the "Exercise Date"), the Participant shall deliver to the Company consideration with a value equal to the total exercise price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Common Stock owned by the Participant on the Exercise Date, valued at its fair market value on the Exercise Date, (c) by delivery (including by telecopy) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the stock option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Compensation Committee in its sole discretion. If the Participant fails to pay the exercise price on the Exercise Date or fails to accept delivery of the Common Stock to be issued upon exercise, the Participant's award may be terminated by the Company.

RESTRICTIONS

         Under the Amended Directors' Plan, the Compensation Committee determines the vesting schedule, restrictions or conditions, if any, applicable to any award granted. Once vested, awards may be exercised at any time during the option period. The Compensation Committee may, in its discretion and in accordance with the terms of the Amended Directors' Plan, accelerate any vesting schedule or otherwise remove any restrictions or conditions applicable to an award.

         A Participant who is an insider cannot exercise a stock option until at least six months have expired from the date of grant of the award. Stock options that have not yet vested or are subject to forfeiture are transferable and assignable to the extent described in the Amended Directors' Plan.

         The Company is not required to sell or issue shares of Common Stock under any stock option if the issuance of Common Stock would violate any provisions of any law or regulation of any governmental authority or any national securities exchange or other forum on which shares of Common Stock are traded (including Section 16 of the 1934 Act). As a condition of any sale or issuance of shares of Common Stock under an award, the Compensation Committee may require such agreements or undertakings, if any, as it may deem necessary or advisable to ensure compliance with any such law or regulation.

TERMINATION AND FORFEITURE

         In the event of termination of service of a Participant as a Director, a stock option may be exercised only as follows: (i) in the event of a Participant's death while serving as a Director, the option may be exercised for a period of 6 months after the Participant's death; (ii) upon the termination of service as a Director by reason of disability, the option may be exercised for a period of 6 months following the termination of service as a Director and (iii) upon the termination of service as a Director for any other reason, the option may be exercised for a period of 30 days after termination of service as a Director.

ADJUSTMENTS

         The Amended Directors' Plan provides that the maximum number of shares issuable under the Amended Directors' Plan as a whole and to each Participant individually, the number of shares issuable upon exercise of outstanding stock options, and the exercise prices of such stock options are subject to such adjustments as are appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization or increase or decrease in shares of Common Stock without receipt of consideration of or by the Company.

         If the Company merges or consolidates, transfers all or substantially all of its assets to another entity or dissolves or liquidates, then under certain circumstances a holder of a stock option will be entitled to purchase the equivalent number of shares of stock, other securities, cash or property that the award holder would have been entitled to receive had he or she exercised his or her stock option immediately prior to such event. Notwithstanding these adjustment provisions, all stock options granted under the Plan may be canceled by the Company upon a merger or consolidation of the Company in which the Company is not the surviving or resulting corporation, or the reorganization, dissolution or liquidation of the Company, subject to each Participant's right to exercise his or her stock option as to the shares of Common Stock covered by that stock option for a period of 30 days immediately preceding the effective date of such event.

         If the Company makes a partial distribution of its assets in the nature of a partial liquidation (except for certain cash dividends) then the prices then in effect with respect to each outstanding award will be reduced in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock as a result of such distribution.

         Stock options may also be granted under the Amended Directors' Plan in substitution for stock options held by directors of a corporation who become or are about to become outside Directors of the Company or a subsidiary as a result of a merger, consolidation or stock acquisition.

AMENDMENT OF THE PLAN

         The Amended Directors' Plan provides that the Board of Directors may from time to time discontinue or amend the Plan without the consent of the Stockholders unless such discontinuance or amendment (i) materially increases the benefits accruing to Participants under the Amended Directors' Plan, (ii) materially increases the number of securities that may be issued under the Amended Directors' Plan or (iii) materially modifies the requirements as to eligibility for participation in the Amended Directors' Plan. In addition, if an amendment would adversely affect an outstanding stock option, the consent of the Participant holding that stock option must be obtained unless the Board of Directors determines that the application to outstanding stock options of an accounting standard in compliance with any statement issued by the Financial Accounting Standards Board concerning the treatment of stock options would have a significant, adverse effect on the Company's financial statements. The Board of Directors may cancel and revoke all outstanding stock options that are deemed to cause such adverse effect, and the holders of these stock options will not have any further rights to the stock options.

CERTAIN FEDERAL INCOME TAX ASPECTS

         Withholding of federal taxes at applicable rates will be required in connection with any ordinary income realized by a Participant by reason of the exercise of stock options granted pursuant to the Amended Directors' Plan. A Participant must pay such taxes to the Company in cash or Common Stock prior to the receipt of any Common Stock certificate.

         The granting of a non-qualified stock option will not result in federal income tax consequences to either the Company or the optionee. Upon exercise of a non-qualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price, and the Company will be entitled to a corresponding deduction.

         For purposes of determining gain or loss realized upon a subsequent sale or exchange of such shares, the optionee's tax basis will be the sum of the exercise price paid and the amount of ordinary income, if any, recognized by the optionee upon exercise of the option. Any gain or loss realized by an optionee on disposition of such shares generally will be a long-term capital gain or loss (if the shares are held as a capital asset for at least one year) and will not result in any tax deduction to the Company. Long-term capital gains are currently taxed at a maximum rate of 20% if the shares are held between one year and five years after the date of exercise and 18% if held for five years or longer after the date of exercise and short-term capital gains are currently taxed as ordinary income. Ordinary income is currently taxed at five rates, depending upon a taxpayer's income level.

         The following table provides information with respect to the number of options granted during the year ended December 31, 2000 under the DevX Energy, Inc. Directors' Non-qualifying Stock Option Plan. All such options were granted subject to stockholder approval of the Amended and Restated Plan.


                                                                                 Dollar        Number of Share
                                 Name & Position                                Value (1)          Options
---------------------------------------------------------------------------   --------------   ---------------
All current executive officers as a group                                         $  0                  0,000
Jerry B. Davis, Director                                                          $  0                 30,000
Robert L. Keiser, Director                                                        $  0                 30,000
Patrick J. Keeley, Director                                                       $  0                 30,000
All current directors who are not executive officers as a group                   $  0                 90,000
All employees as a group (excluding executive officers)                           $  0                      0


----------
(1) The dollar value represents the positive difference, if any, between the exercise price of $7.00 in the case of 3,000 options granted to each non-officer director and $7.0625 in the case of 27,000 options granted to each of the non-officer directors, and the last reported sale price as of the close of business on September 1, 2001.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED DEVX ENERGY, INC. DIRECTORS' NONQUALIFIED STOCK OPTION PLAN.

                                  PROPOSAL FOUR

                      TO RATIFY THE APPOINTMENT OF AUDITORS

         The Board of Directors, upon the recommendation of its Audit Committee, has appointed Ernst & Young LLP ("E&Y") as the independent auditors of the Company for the fiscal year ending December 31, 2001. Stockholders are being asked to ratify this appointment. The Company has been informed that E&Y are independent with respect to the Company within the meaning of the applicable published rules and regulations if the Securities and Exchange Commission, the pronouncements of the independent Standards Board, and Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct, its interpretations and rulings.

         Representatives of E&Y expected to be present at the meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS


BOARD OF DIRECTOR MEETINGS

         During the fiscal year ended December 31, 2000, the entire Board of Directors met two times and acted five times by written consent. No Director attended fewer than 75% of the meetings of the Board of Directors or of the committees of the Board of Directors on which they served. The Board of Directors has established two standing committees to assist it in the discharge of its responsibilities.

AUDIT COMMITTEE

         The Audit Committee recommends the independent public accountants that the Company considers to perform the annual audit, reviews financial statements, and reviews the observations of independent public accountants concerning their annual audit. The Audit Committee consists of Robert L. Keiser (Chairman), Jerry
B. Davis and Patrick J. Keeley. During the fiscal year ended December 30, 2001, the Audit Committee acted one time by written consent.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         Our Board of Directors adopted a formal written charter for its audit committee on October 6, 2000 in accordance with the recently adopted NASDAQ National Market Systems and Securities and Exchange Commission regulations regarding audit committees. The audit committee's charter is attached as Exhibit A to this proxy statement.

         In fulfilling its responsibilities as set forth in its charter, the audit committee reviewed and discussed with management our audited financial statements for the year ended December 31, 2000. The audit committee also discussed with our independent auditor Ernst & Young LLP the matters required to be discussed by the Codification of Statements on Auditing Standards 61, Communications with Audit Committees.

         The audit committee received the written disclosures and the letter from our independent auditor Ernst & Young LLP required by Independence Standards Board Standard 1, Independence Discussions with Audit Committees, and discussed with Ernst & Young LLP its independence from the company.

         Based on these reviews and discussions and in reliance thereon, the audit committee recommended to our board of directors that our audited financial statements be included in our annual Report on Form 10-K for the fiscal year ended December 31, 2000 and the board of directors approved the recommendation.



                                                      Robert L. Keiser
                                                      Jerry B. Davis
                                                      Patrick J. Keeley

AUDIT FEES

         The following table summarizes the fees paid or payable to Ernst & Young LLP for services rendered for the fiscal year ended December 31, 2000.

                 Audit fees                                        $    198,000

                 Other fees:
                     Audit related                                      139,000
                     Tax consulting and compliance services             315,000
                                                                   ------------

                 Total fees                                        $    652,000
                                                                   ============


         The category "other fees" generally includes fees incurred in connection with the preparation and filing of registration statements with the Securities and Exchange Commission, and fees for advice on tax matters. The audit committee has considered whether the nonaudit services rendered by Ernst & Young LLP to the Company during the year ended December 31, 2000 are compatible with the independence of Ernst & Young LLP.

COMPENSATION COMMITTEE

         The Compensation Committee reviews and makes recommendations regarding executive compensation and oversees the Company's incentive compensation plans as they may exist from time to time. The Compensation Committee consists of Jerry B. Davis (Chairman), Robert L. Keiser and Patrick J. Keeley. For the fiscal year ended December 31, 2000, the Compensation Committee acted two times by written consent.

EXECUTIVE OFFICERS OF THE COMPANY

         The following table sets forth the officers of the Company as of September 1, 2001.

        NAME            AGE                        CURRENT POSITION
---------------------   ---   ------------------------------------------------------------
Joseph T. Williams*      64   Chairman of the Board, Chief Executive Officer and President
William W. Lesikar*      48   Senior Vice President, Chief Financial Officer & Secretary
Ronald Idom*             46   Senior Vice President, Operations
William A. Williamson    45   Vice President, Land

         * Executive Officers

         The following biographies describe the business experience of our officers other than Mr. Williams whose biography is set forth above in the discussion of Proposal 1.

         Ronald Idom joined DevX Energy, Inc. in January 1998 as Vice President, Acquisitions. He has over 25 years of experience in reservoir engineering and management. From 1991 to 1997, he was Manager Gas Supply for Delhi Gas Pipeline Corporation and Manager Engineering/Project Development from 1988 to 1991. From 1985 to 1988 he held the position of Chief Reservoir Engineer for TXO Production Corp. Both Delhi Gas Pipeline and TXO Production Corp. were subsidiaries of USX/Texas Oil & Gas Corporation. He also served as acquisition engineer for NRM Petroleum from 1983 to 1985; a self-employed petroleum consultant from 1980 to 1983 and held various engineering positions with Texas Oil and Gas Corporation from 1976 to 1980. Mr. Idom graduated from Texas A&M University in 1976 with a Bachelor of Science in Petroleum

Engineering. On September 1, 2001, Mr. Idom was promoted to the position of Senior Vice President, Operations.

         William W. Lesikar joined DevX Energy, Inc. in June 1998 as Vice President, Finance. Mr. Lesikar, a Certified Public Accountant, has over 25 years of experience in finance and accounting with 20 years in the oil and gas industry and has served as our Chief Financial Officer since September 2000. From 1981 to 1998, Mr. Lesikar held increasing positions of authority with Lyco Energy Corporation of Dallas, Texas including Controller from 1981 to 1983, and Chief Financial Officer and Executive Vice President from 1988 to 1998. From 1978 to 1981, Mr. Lesikar was an audit manager and senior auditor with Arthur Young & Company, now known as Ernst & Young LLP. From 1976 to 1978, Mr. Lesikar was an auditor with Haskins & Sells, now known as Deloitte & Touche LLP. Mr. Lesikar holds a Masters of Business Administration from Southern Methodist University and a Bachelor of Business Administration from University of Texas at Austin. On September 1, 2001, Mr. Lesikar was promoted to the position of Senior Vice President and Chief Financial Officer. Mr. Lesikar also assumed the role of Corporate Secretary at that time.

         William A. Williamson joined DevX Energy, Inc. in March 1998 as Vice President, Land. He has over 20 years of experience in petroleum land management. From 1989 to 1998, he served as President of BAW Energy, Inc. BAW Energy, Inc. was formed primarily to provide oil and gas asset management from a land and legal perspective to independent oil and gas companies. Clients of BAW Energy, Inc. included INCO Oil Corporation, Janex Oil Co., Inc., Walter Exploration, Inc. and DevX Energy, Inc. From 1979 to 1989, he was self-employed as an independent petroleum landman. Mr. Williamson holds a Bachelor of Business Administration in Finance from Texas A&M University.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To the Company's knowledge, based solely on a review of the copies of reports furnished to the Company and, in certain instances, written representations that no additional reports were required, during the fiscal year ended December 31, 2000 all of the Company's executive officers, directors and holders of more than 10% of its Common Stock timely filed all reports required by Section 16(a) of the 1934 Act except with respect to the late filings of the initial reports of the Company's directors Mr. Davis, Mr. Keiser and Mr. Williams and its executive officers Mr. Lesikar and Mr. Barr.


                             EXECUTIVE COMPENSATION

COMPENSATION OF OFFICERS

         The following table sets forth a summary of the compensation of the Chief Executive Officer and the five other most highly compensated officers of the Company for the years ended December 31, 2000, 1999 and 1998. No compensation information is given for any person for any l year in which that person was not an officer of the Company.

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION                    LONG TERM COMPENSATION
                                -------------------------------------------------   ----------------------
                                                                                    NUMBER OF
                                  YEAR                                 OTHER        SECURITIES      ALL
                                  ENDED                                ANNUAL       UNDERLYING     OTHER
NAME AND                        DECEMBER                                COMP.        OPTIONS/     COMPEN-
    PRINCIPAL POSITION             31,       SALARY        BONUS         (7)           SARS       SATION
------------------------------  --------  -----------   -----------   -----------   -----------   -------
Joseph T. Williams                 2000   $    59,000   $    38,000            --       250,000   -0-
   Chairman of the                 1999           -0-           -0-            --           -0-   -0-
   Board (1)                       1998           -0-           -0-            --           -0-   -0-

Edward J. Munden                   2000   $   174,000   $   150,000            --       240,000   -0-
   Chief Executive                 1999   $   160,000   $    40,000            --        55,000   -0-
   Officer &                       1998   $   144,000   $   105,000            --        45,000   -0-
   President (2)(5)

William W. Lesikar                 2000   $   128,000   $    45,000            --        35,000   -0-
   Chief Financial                 1999   $   120,000   $    21,000            --        15,000   -0-
   Officer (3)                     1998   $    62,000   $     6,000            --        10,000   -0-

Ronald Idom                        2000   $   127,000   $    35,000            --        35,000   -0-
   Vice President,                 1999   $   120,000   $    21,000            --        15,000   -0-
   Operations                      1998   $   117,000   $    21,000            --        17,000   -0-

William Williamson                 2000   $   121,000   $    30,000            --        25,000   -0-
   Vice President, Land            1999   $   115,000   $    21,000            --        14,500   -0-
                                   1998   $    96,000   $    16,000            --        15,000   -0-

Brian J. Barr                      2000   $   122,000   $    75,000            --        25,000   -0-
   Vice President,                 1999   $    98,000           -0-            --           -0-   -0-
   General Counsel &               1998   $    51,000           -0-            --           -0-   -0-
   Secretary (4)(6)

----------
(1) Became Chairman of the Board in October 2000 and President and Chief Executive Officer on September 1, 2001.

(2)      Previously also served as Chairman of the Board.

(3) Became Chief Financial Officer in September 2000 and Senior Vice President on September 1, 2001. Previously served as Vice President, Finance.

(4)      Became Vice President, General Counsel in October 2000.

(5)      Resigned August 31, 2001.

(6)      Resigned all officer positions effective August 31, 2001.

(7) As permitted by the rules of the SEC, this column excludes perquisites and other personal benefits for the named officers if the total cost in a given year did not exceed the lesser of $50,000 or 10% of the officer's combined salary and bonus for that year.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                  NUMBER OF          % OF TOTAL
                                  SECURITIES        OPTIONS/SARS       EXERCISE OR
                                  UNDERLYING         GRANTED TO           BASE                          GRANT DATE
                                 OPTIONS/SARS         EMPLOYEES           PRICE         EXPIRATION        PRESENT
         NAME                      GRANTED (#)       DURING YEAR          ($/SH)           DATE           VALUE (4)
----------------------------- ------------------- ------------------ ----------------- --------------- --------------
Joseph T. Williams                250,000(1)           40.98%             $7.00           10/27/10         $525,000

Edward J. Munden                  240,000(2)(5)        39.34%             $7.00           10/27/10         $504,000

William W. Lesikar                 35,000(3)            5.74%             $7.00           10/27/10          $73,500

Ronald Idom                        35,000(3)            5.74%             $7.00           10/27/10          $73,500

William Williamson                 25,000(3)            4.10%             $7.00           10/27/10          $52,500

Brian J. Barr                      25,000(3)(5)         4.10%             $7.00           10/27/10          $52,500

----------
(1) Subject to stockholder approval of certain amendments to the Company's 1997 Incentive Equity Plan which amendments include increasing the number of shares reserved to the Plan to 1,000,000. Of the 250,000 options, 20,000 are exercisable immediately upon stockholder approval. The remaining 230,000 are exercisable cumulatively at the rate of 115,000 per year on each of October 27, 2001 and October 27, 2002 and continue to be exercisable until October 27, 2010 unless earlier terminated.

(2) Subject to stockholder approval of certain amendments to the Company's 1997 Incentive Equity Plan which amendments include increasing the number of shares reserved to the Plan to 1,000,000. Exercisable cumulatively at the rate of 120,000 per year on each of October 27, 2001 and October 27, 2002. The Options continue to be exercisable until October 27, 2010 unless earlier terminated.

(3) Subject to stockholder approval of certain amendments to the Company's 1997 Incentive Equity Plan which amendments include increasing the number of shares reserved to the Plan to 1,000,000. The Options are exercisable cumulatively at the rate of 33.33% on or after October 27, 2001 and 33.33% per year on each of October 27 thereafter. The Options continue to be exercisable thereafter until October 27, 2010 unless earlier terminated.

(4) This amount was calculated using the Black-Scholes option pricing model, a complex mathematical formula that uses a number of factors to estimate the present value of stock options. The assumptions used in the valuation of the options for 2000 were: exercise price of $7.00, a stock price volatility factor of 0.256; an expected life of 4 years, a risk-free interest rate of 5.75% and a dividend yield of 0.0%. The Black-Scholes model generates an estimate of the value of the right to purchase a share of stock at a fixed price over a fixed period. The actual value, if any, an executive realizes will depend on whether the stock price at exercise is greater than the grant price as well as the executive's continued employment through the vesting period and the option term.

(5) All options previously granted to Mr. Munden and Mr. Barr were surrendered and cancelled upon their resignations during 2001. As part of their termination agreements, the Company issued warrants to Mr. Munden and Mr. Barr equivalent to the number of options surrendered. The exercise price of the warrants was $7.00 per share. Mr. Munden's warrants will expire on September 27, 2004 and Mr. Barr's warrants will expire on February 24, 2003.

         The following table provides information on the value of each named officer's unexercised options to acquire Common Stock at December 31, 2000.


                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
-------------------------------------------------------------------------------------------------------------------
                                                                     NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                          UNDERLYING             IN-THE-MONEY
                                                                     UNEXERCISED OPTIONS/      OPTIONS/SARS AT
                                    SHARES                            SARS AT FY-END (#)          FY-END ($)
                                  ACQUIRED ON         VALUE              EXERCISABLE/            EXERCISABLE/
            NAME                  EXERCISE (#)      REALIZED ($)        UNEXERCISABLE          UNEXERCISABLE (1)
------------------------------ ------------------ ----------------- ----------------------- -----------------------
Joseph T. Williams                    -0-               -0-                 0/250,000               $0/$218,750
Edward J. Munden (2)                  -0-               -0-                 0/240,000               $0/$210,000
William W. Lesikar                    -0-               -0-                  0/35,000                $0/$30,625
Ronald Idom                           -0-               -0-                  0/35,000                $0/$30,625
William A. Williamson                 -0-               -0-                  0/25,000                $0/$21,875
Brian J. Barr (3)                     -0-               -0-                  0/25,000                $0/$21,875

----------
(1)      Based on December 31, 2000 closing price of $7.875

(2)      Resigned effective August 31, 2001

(3)      Resigned officer positions effective August 31, 2001

EXECUTIVE EMPLOYMENT AGREEMENTS

Joseph T. Williams

         Effective October 6, 2000, we entered into an employment agreement with Joseph T. Williams. The initial term of the employment agreement is for 2 years but it will be automatically extended for a further term of 2 years on each anniversary date of the agreement unless, at least 60 days before the anniversary date we notify Mr. Williams that we will not be extending the term. Mr. Williams will receive a base salary of $250,000 per year. Each year during the term, our compensation committee will determine a target bonus for Mr. Williams for that year that will be in the range of between 20% and 120% of Mr. Williams' base salary. Determination of the actual bonus amount to be paid to Mr. Williams will be in the discretion of our board of directors and will depend in part of the performance of the Company during the year but in any case will not be less than 20% of the base salary.

         If we terminate Mr. Williams' employment for reasons other than for 'cause' or Mr. Williams terminates his employment for 'good reason', as those terms are defined in the contract, then we must pay Mr. Williams, in addition to any accrued but unpaid salary and bonus to which he may then be entitled, the sum of 1 year's base salary plus the greater of his target bonus for that year or the actual bonus paid or payable with respect to the previous year. If termination occurs for those reasons within 2 years of a change of control or Mr. Williams resigns for any reason during the 13th month following a change of control, then Mr. Williams will be entitled to receive 3 times that amount. If termination is for reasons other than for cause or Mr. Williams terminates his employment for good reason he will also be entitled to receive health benefits for 3 years after termination as well as any benefits he might then be entitled to under any supplemental retirement plan we may have in place at the time. In addition, all of Mr. Williams' unvested stock options will vest immediately or he may elect to receive the cash equivalent of any unexercised stock options. We have also agreed to make additional payments to indemnify Mr. Williams should the severance payments attract excise tax under Article 4999 of the Internal Revenue Code.

         "Change of Control" is defined in Mr. William's contract to include:
(i) the acquisition of beneficial ownership of an aggregate of 15% of the voting power of our outstanding voting securities by any person, (ii) specified changes in the composition of our board of directors, (iii) a merger or sale of our Company if we are not the surviving entity, (iv) the sale of all or substantially all of our assets, and (v) the approval by our stockholders of a plan of liquidation or dissolution,

         Under the employment agreement, we agreed to issue to Mr. Williams options to purchase 250,000 shares of our common stock. The exercise price for these options is $7.00 per share of common stock. The grant of the options is subject to the approval by our stockholders of an certain amendments to our 1997 Incentive Equity Plan including an amendment that increases the number of options that may be awarded under the plan. Of these options, 20,000 will vest immediately upon stockholder approval and fifty percent of the balance of these options will vest on each of the first two anniversary dates of the grant. If we fail to deliver the options or fail to receive stockholder approval in a timely fashion, Mr. Williams may elect to receive the cash equivalent of the options. In addition, we have also entered into an indemnification agreement with Mr. Williams.


Edward J. Munden

         Effective as of November 11, 2000, the Company entered into an employment agreement with Edward J. Munden that was substantially similar to that of Mr. Williams except that Mr. Munden's contract provided for a base salary of $240,000 per annum and incentive stock options for 240,000 shares of common stock. Mr. Munden resigned effective August 31, 2001

         On August 6, 2000, in connection with the Company's decision to close its offices in Ottawa, Canada, the Board notified Mr. Munden that it required him to relocate to Dallas on or before November 6, 2001. Mr. Munden declined to relocate and instead elected to resign effective on August 31, 2001. As a settlement of its obligations under Mr. Munden's employment contract, which was to have expired on November 10, 2002, the Company entered into a severance agreement with Mr. Munden under which it agreed to pay him $579,853 consisting of his Base Salary plus accrued Highest Annual Bonus through November 6, 2001 plus a severance payment equal to the sum of 1 year's Base Salary plus his Highest Annual Bonus (as those capitalized terms were defined in his employment contract) in exchange for Mr. Munden's general release and surrender of his options. The termination agreement also provides that we will issue 240,000 warrants to Mr. Munden to replace the options that he had been previously granted. The warrants have an exercise price of $7.00 per share and will expire on September 27, 2003. In the event that a Change of Control (as defined in Mr. Munden's employment contract) occurs at any time through March 31, 2003, the Company will pay Mr. Munden an additional amount of two times his Base Salary and Highest Annual Bonus. As part of the severance package, the Company also agreed to pay Mr. Munden an additional cash amount of $36,086 in consideration of its obligation to maintain certain fringe benefits that Mr. Munden would have been entitled to receive to the end of the term had his employment contract remained in place. Mr. Munden has agreed to make himself available as a consultant for up to 1 hour per week for a period of 6 months following the effective date of his termination of employment.

William W. Lesikar, Ronald Idom, and William A. Williamson

         Effective as of November 11, 2000, the Company entered into employment agreements with each of its Vice Presidents: William W. Lesikar, Ronald Idom, and William A. Williamson. The terms of the employment agreements for each of the Vice Presidents are substantially similar although they do differ in terms of the amount of base salary and target bonus.

         Mr. Lesikar's employment contract initially provided for a base salary of $145,000 per annum. On August 29, 2001, the compensation committee approved an increase in Mr. Lesikar's base salary to $155,000 Mr. Idom's agreement initially established a base salary of $135,000. On August 29, 2001, the compensation committee approved an increase in Mr. Idom's base Salary to $155,000. The employment agreement of Mr. Williamson establishes his base salary at $130,000 per annum. The vice president employment agreements provide that for each year during the term, the Company's compensation committee will determine a target bonus for each vice president for that year that will be in the range of between 0% and 60% of their respective base salaries. Determination of the actual bonus amount to be paid to a particular vice president will be in the discretion of our board of directors and will depend in part of the performance of the Company during the year. Generally, actual bonuses will range between 0% and 200% of the target bonus. For the fiscal year ending December 31, 2001, the target bonus established for Mr. Lesikar and Mr. Idom is 35% and for Mr. Williamson the target bonus has been set at 25%. For the year ended December 31, 2000, the Company paid bonuses totaling $110,000 to these three officers. Mr. Barr resigned his officer positions effective on August 31, 2001

         Each of the vice president employment agreements is for an initial term of 2 years and the agreements provide that the term will be automatically extended for 2 years on each anniversary of their effective dates unless the Company notifies the particular officer at least 60 days prior to the anniversary date that it is electing not to extend the term.

         Each of the vice president employment agreements includes a severance provision which is triggered by the Company's termination of the agreement without 'cause', or the officer's termination with 'good reason', as those terms are defined in the agreement. Under the severance provisions, the Company must pay the officer a severance payment equivalent to his annual base salary plus the target bonus established for the year in which termination occurs prorated to the termination date. If the termination follows a change of control, then the Company must pay the officer a severance payment equivalent to the full target bonus established for the year in which termination occurs plus 1.5 times his annual base salary.

         "Change of Control" is defined in the vice president employment agreements to include a merger or sale of the Company in which the Company is not the surviving entity, the sale of all or substantially all of the Company's assets, the approval by the Company's stockholders of a plan of liquidation, bankruptcy of the Company, specified changes in the composition of the board of directors, and the acquisition of beneficial ownership of an aggregate of 15% of the voting power of the Company's outstanding voting securities by any person or group who, on the date of the employment agreement, beneficially owned less than 10% of the voting power of the Company's outstanding voting securities, the acquisition of beneficial ownership of an additional 5% of the voting power of the Company's outstanding voting securities by any person or group who, on the date of the employment agreement, beneficially owned at least 10% of the voting power of the Company's outstanding voting securities, or the execution by the Company and a stockholder of a contract that by its terms grants such stockholder or such stockholder's affiliate, the right to veto or block decisions or actions of the Board of Directors.

         Each of the vice president employment agreements includes a non-competition covenant pursuant to which throughout the term of the agreement and, unless the agreement terminates at the expiration of the term, or the Company terminates the agreement without cause or the officer terminates the agreement with good reason or the agreement is terminated after a change of control, through the first anniversary of the expiration of the agreement, the officer may not engage in the business of acquiring oil and natural gas reserves and oil and natural gas production and exploitation. The geographic area covered by the non-competition covenant includes any state in which the Company has material operations at the time of the termination.

Brian J. Barr

Effective as of November 11, 2000, the Company entered into an employment agreement with Brian J. Barr under which Mr. Barr was employed as Vice President and General Counsel. The terms of Mr. Barr's employment contract, including Base Salary and Target Bonus were substantially similar to that of Mr. Williamson described above. The initial term of the contract was to have expired on November 10, 2002. Mr. Barr was located at the company's Ottawa office along with Edward J. Munden. On August 6, 2000, in connection with the Company's decision to close its Ottawa office, the Board notified Mr. Barr that it required him to relocate to Dallas on or before November 6, 2001. Mr. Barr declined to relocate. The Company entered into a severance agreement with Mr. Barr under which Mr. Barr agreed to resign his officer positions effective August 31, 2001 and to resign his employment on the earlier of his receipt of written notice from the Company or November 6, 2001. As a settlement of the Company's obligations under Mr. Barr's employment contract, the Company agreed to pay Mr. Barr the amount of $157,603 consisting of his Base Salary through November 6, 2001 plus a severance payment equal to the sum of one year's Base Salary plus accrued Target Bonus (as those capitalized terms were defined in his employment contract). In addition, the Company agreed to issue 25,000 warrants to Mr. Barr to replace the options that he had been previously granted. The warrants have an exercise price of $7.00 per share and will expire on February 24, 2003. In the event that a Change of Control (as that term is defined in Mr. Barr's employment contract) occurs at any time through March 31, 2003, the Company will pay Mr. Barr an additional amount of one half his annual Base Salary. As part of the severance package, the Company also agreed to pay Mr. Barr an additional cash payment of $16,000 which is the equivalent amount of the fringe benefits that he would have been entitled to receive to the end of the term had his employment contract remained in place to the end of its term. Mr. Barr's termination agreement also contains a general release and a non-competition clause and provides for the surrender and cancellation of all options previously granted to Mr. Barr. Mr. Barr has agreed to make himself available as a consultant for up to 5 hours per month for a period of 12 months following the effective date of his termination of employment.

COMPENSATION COMMITTEE REPORT

         The compensation committee of the board of directors of the Company is responsible for overseeing the compensation of our executive officers. It consists of three independent directors: Jerry B. Davis (Chairman), Robert L. Keiser and Patrick J. Keeley.

         Compensation policies. The Company executive officer compensation package consists of three components: base salary, annual incentive bonuses and stock option grants. The Company is committed to pay base salaries that are above the median among the companies in our peer group to attract and retain talented executives who can create value for the Company. In addition we pay annual incentive bonuses as a percent of base salary based upon the performance of the Company and we award stock option grants to our executive officers and employees. The Company's compensation committee reviews industry performance and cost-of-living increments as well as compensation levels among our peer group to arrive at appropriate compensation levels for its executives.

         Incentive bonuses are awarded annually based on performance measures and goals established by our compensation committee. The committee reviews, among other things, reserve growth, lease operating expenses, finding costs, administrative expenses and returns to stockholders. Based on the results of these assessments and an evaluation by the committee of individual executive performance, the committee may adjust awards to reflect individual performance. Prior to fiscal 2000, the compensation committee targeted bonuses at 50% of base salary. Beginning in the year 2000 the committee established target bonuses ranging from 0% to 60% of base salary. Actual bonuses may be more or less than the target depending on individual performance and cash availability in the Company.

         Long-term incentives are an essential component of the Company's pay package because they hold our executive officers accountable for attaining our business strategy. At this time, stock options are the Company's primary long-term incentive reward vehicles and may be awarded in the discretion of the compensation committee. Stock options are granted with the option price equal to the fair market value of the Company's stock on the date of the grant and with incremental vesting restrictions. As part of the Recapitalization that occurred during the year ending December 31, 2000 (See: Item 1, "Business-Recent Developments" in our Annual Report on Form 10-K filed with the SEC on March 30,
2001), all 558,000 options that had been granted in prior years were cancelled. Following the Recapitalization, the compensation committee awarded new options to purchase shares of post reverse split common stock to executives and employees. All of these grants are subject to stockholder approval of certain amendments to the Company's 1997 Incentive Equity Plan including an increase in the number of shares authorized for issuance under the plan. As of December 31, 2000, options to acquire a total of 642,500 shares of post reverse split common stock had been granted to certain executives and employees. The options will vest in two or three year annual installments depending on the particular grantee. All have an exercise price of $7.00. On August 31, 2001, 265,000 options were surrendered and cancelled upon the resignation of the two officers to whom they had been issued.

         Relationship of compensation to performance. During the course of the year ended December 31, 2000 much of the focus of management was directed at the Recapitalization. and executive compensation was related primarily to the successful completion of the Recapitalization. The Recapitalization was approved by the stockholders at a meeting held on September 18, 2000. As a result of the successful completion of the Recapitalization, the Company's financial position was significantly strengthened: outstanding debt was reduced by almost 64%; outstanding preferred stock and dilutive conversion and repricing rights were eliminated; and borrowing capacity was increased.

         Following the successful completion of the Recapitalization , the Company announced a four-part strategy directed at growing its asset base and increasing shareholder value. This strategy consists of: (1) establishing an exploration program to add reserves at competitive finding costs; (2) developing and exploiting our existing properties; (3) pursuing selective property acquisitions; and (4) actively seeking corporate acquisitions and mergers. The Company's executive pay strategy for the year ending December 31, 2001 is designed to support this business strategy through competitive base salaries, annual incentive bonuses and stock option grants that rewards the attainment of these objectives.

         2000 Compensation for our chief executive officer. In determining the compensation of Edward J. Munden, Chief Executive Officer, the compensation committee considered Mr. Munden's history with the Company dating back to its inception in 1994, his key role in the successful completion of the Recapitalization as well as his contribution to the Company's operating and financial results for fiscal year 2000. The committee evaluated Mr. Munden's individual performance and substantial contribution to those results and considered the compensation range for other chief executive officers in our peer group. Based on that review and assessment, the Company agreed to a new employment contract with Mr. Munden which became effective on November 6, 2000 and, among other things, increased his base salary from $160,000 to $240,000 per year and awarded him options to purchase 240,000 shares of post reverse split common stock. For the fiscal year ended December 31, 2000, our Company paid Mr. Munden a base salary of $174,000 and an annual incentive bonus of $150,000. Mr. Munden resigned effective on August 31, 2001.

                                               Jerry B. Davis (Chairman)
                                               Robert L. Keiser
                                               Patrick J. Keeley

                  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                     PARTICIPATION IN COMPENSATION DECISIONS

         The compensation committee consists of: Jerry B. Davis (Chairman), Robert L. Keiser and Patrick J. Keeley. None of the members of the compensation committee of the board of directors is or has been an officer or employee of our Company. No executive officer of our Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Company's compensation committee.

COMPENSATION OF DIRECTORS

         The board of directors has adopted a policy whereby each non-employee director is paid an annual retainer fee of $18,000 plus meeting fees of $1,000 for each board of directors meeting and $1,000 for each committee meeting (other than brief telephonic meetings) attended by the director unless the committee meeting is held on the same day s a board meeting, in which case the fee is $500. The Company also reimburses its directors for travel, lodging and related expenses they may incur attending board of directors and committee meetings. In addition, subject to stockholder approval of an amendment to our directors' nonqualified stock option plan to increase the number of shares subject to the plan, we have granted each non-employee director options to purchase a total of 30,000 shares of common stock upon the director's joining our board. The exercise price in respect of 3,000 of the options is $7.00 and is $7.0625 in respect of the remaining 27,000 options. If we do not obtain stockholder approval of the amendment to the option plan, then we will pay the directors the cash equivalent of the options. In addition, we have entered into indemnification agreements with our non-employee directors.


                          STOCKHOLDER RETURN COMPARISON

         Set forth below is a line graph comparing the total return on the Common Stock with the cumulative total return of the Nasdaq Market index, the Russell 2000 Index and the 3 digit MG Industry Group Index for Independent Oil and Gas Companies, resulting from an initial assumed investment of $100 in each and assuming the reinvestment of any dividends, for the period beginning on December 31, 1997 and ending on December 31, 2000. The Company believes that since its common stock began trading on the Nasdaq National Market System in October 2000, it is appropriate to use the broadly based Nasdaq Market Index. Because the Company used the Russell 2000 Index as a comparable in previous years, it is required to use include the Russell 2000 Index this year but the Company expects to discontinue its use in future years. The stock performance graph is not necessarily indicative of future price performance.

            COMPANY/INDEX               12/31/97     12/31/98     12/31/99      12/31/00
            -------------               --------     --------     --------      --------
DevX Energy, Inc.                        100.00        60.45         7.05          0.81

MG 121 Index                             100.00        64.77        90.74        131.68

NASDAQ Market Index                      100.00       141.04       248.76        156.35

Russell 2000 Index                       100.00        97.20       116.24        111.22

                         COMPARE CUMULATIVE TOTAL RETURN
                         AMONG DEVX ENERGY INCORPORATED,
                      RUSSELL 2000 INDEX AND MG GROUP INDEX


                              [PERFORMANCE GRAPH]


                        12/31/97     12/31/98     12/31/99      12/31/00
                       ----------   ----------   ----------   ----------
  DEVX ENERGY INC          100.00        60.45         7.05         0.81
   MG GROUP INDEX          100.00        64.77        90.74       131.68
NASDAQ MARKET INDEX        100.00       141.04       248.76       156.35
 RUSSELL 2000 INDEX        100.00        97.20       116.24       111.22



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

                             OWNERSHIP OF SECURITIES

         The following table sets forth information with respect to the number of shares of the Company's Common Stock beneficially owned as of September 1, 2001 by (i) all holders (the "Stockholders") of shares of the Common Stock known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock, (ii) the executive officers of the Company, (iii) each Director of the Company and (iv) all Directors and officers of the Company as a group.

                                                                                   AMOUNT AND
                                                                                   NATURE OF
                                                                                  BENEFICIAL      APPROXIMATE % OF
                           NAME OF BENEFICIAL OWNER                              OWNERSHIP (1)      COMMON STOCK
------------------------------------------------------------------------------- ----------------- ------------------
DIRECTORS & OFFICERS

Joseph T. Williams                                                                    10,000             *

William W. Lesikar                                                                       100             *
Ronald Idom                                                                              -0-             *
William A. Williamson                                                                    -0-             *
Patrick J. Keeley                                                                      2,000             *
Robert L. Keiser                                                                       4,000             *
Jerry B. Davis                                                                         2,000             *

ALL DIRECTORS & OFFICERS AS A GROUP                                                   18,100             *

FIVE PERCENT STOCKHOLDERS(2)
Mark E. Brady, Robert J. Suttman, Ron L. Eubel
c/o Eubel Brady & Suttman Asset Management Inc.
7777 Washington Village Drive, Ste 210, Dayton, OH 45459                              731,000         5.73%

Bernie Holtgrieve, William E. Hazel & EBS Asset Management, Inc.
c/o Eubel Brady & Suttman Asset Management Inc.
7777 Washington Village Drive, Ste 210, Dayton, OH 45459                              707,000         5.55%

Mark E. Strome, Strome Investment Management L.P., SSCO, Inc., Strome
Offshore Limited, Strome Hedgecap Fund, L.P.
c/o Strome Investment Management L.P.
100 Wilshire Blvd., 15th Floor, Santa Monica, CA 90401                              1,100,000         8.63%

Paul P. Tanico, Ellen H. Adams, CastleRock Management, LLC, CastleRock
Asset Management, Inc., CastleRock Partners, L.P., CastleRock Partners II,
L.P. CastleRock Fund, Ltd.
c/o CastleRock Asset Management, Inc.
101 Park Avenue, 6th Floor, New York, NY 10178                                      1,104,400         8.66%

Tudor Investment Corporation, Paul Tudor Jones, II, Tudor Proprietary
Trading, L.L.C., The Altar Rock Fund L.P.
c/o 1275 King St., Greenwich, CT 06831
The Raptor Global Portfolio Ltd. The Tudor BVI Global Portfolio Ltd., The
Ospraie Portfolio Ltd.
c/o CITCO Kaya Flamboyan 9, Curacao, Netherlands Antilles (3)                       1,500,000        11.77%

Farallon Capital Partners, L.P., Farallon Capital Institutional Partners,
L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital
Institutional Partners III, L.P., Tinicum Partners L.P., Farallon Capital
Management L.L.C., Farallon Partners, L.L.C., Enrique H. Boilini, David I.
Cohen, Joseph F. Downes, William F. Duhamel, Andrew B. Fremder, Richard B.
Fried, Monica R. Landry, William F. Mellin, Stephen L. Millham, Meridee A.
Moore, Thomas F. Steyer, Mark C. Wehrly                                             1,112,300         8.7%

         * indicates less than 1%.

         (1)      Includes options exercisable within 60 days.

         (2) Information based on most recent SEC Filings made by these stockholders as of September 1, 2001.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

JEDI TRANSACTION

         On May 6, 1997, an affiliate of Enron Corp. by the name of Joint Energy Development Investments L.P. ("JEDI"), became a significant stockholder by purchasing 9,600,000 shares of our Series A preferred stock and warrants to purchase our common stock in exchange for the payment to us of $5,000,000 cash and the execution and delivery by JEDI of an earn up agreement. The 9,600,000 shares of Series A preferred stock represented approximately 33% of the voting power of the Company at that time.

         In connection with the investment by JEDI, we entered into a securities purchase agreement, a stockholders agreement, a registration rights agreement and a letter agreement with an affiliate of JEDI. The securities purchase agreement included customary representations, warranties and covenants for an investment in preferred stock and warrants. The purchase agreement also granted JEDI certain "maintenance rights" which gave JEDI the right to maintain its proportionate equity interest in our company. Under the stockholders agreement, both JEDI and our management stockholders agreed to specified transfer restrictions on our company's securities. Under the registration rights agreement, we granted JEDI registration rights with respect to common stock issuable upon conversion of the Series A preferred stock and upon exercise of the warrants. Under the letter agreement, we engaged ECT Securities Corp. to act as our advisor and provide consultation, assistance and advice to us with respect to our operations and properties.

         As part of our Recapitalization, JEDI exchanged all its 9,600,000 shares of Series A Preferred Stock together with all its outstanding warrants and maintenance rights for 212,500 shares of post reverse split common stock. In addition, the purchase agreement, the registration rights agreement, the stockholders' agreement and the ECT letter agreement described above were terminated and JEDI ceased to be an affiliate of the Company as a result of the Recapitalization. As a result of the 156:1 reverse split of our common stock that was part of the Recapitalization, JEDI's 2,634,952 million shares of pre reverse split common stock (par value $0.0015), which it had acquired pursuant to its exercise of certain warrants and maintenance rights that we had granted to JEDI under the purchase agreement, were converted into 16,891 shares of post reverse common stock (par value $0.234).

HEDGING ACTIVITIES

         During the year ended December 31, 2000, we were a party to the hedging agreements described below with Enron North America Corp. ("Enron"), an affiliate of JEDI who, until October 31, 2000, was one of our significant stockholders.

         The table below sets out volumes of natural gas hedged with a swap at $2.40 per MMBtu with Enron. No fee was paid to Enron for entering into this agreement. The volumes presented in this table are divided equally over the months during the period.



                                                                                      VOLUME
               PERIOD BEGINNING                         PERIOD ENDING                 (MMBTU)
-----------------------------------------------   --------------------------    ------------------
May 1, 1998                                           December 31, 1998              2,210,000
January 1, 1999                                       December 31, 1999              2,710,000
January 1, 2000                                       December 31, 2000              2,200,000
January 1, 2001                                       December 31, 2001              1,850,000
January 1, 2002                                       December 31, 2002              1,600,000
January 1, 2003                                       December 31, 2003              1,400,000

         The table below sets out the volumes of natural gas hedged with a floor price of $1.90 per MMBtu under an agreement with Enron, which received a fee of $478,000 during the year ended December 31, 1998 for entering into this agreement. The volumes presented in this table are divided equally over the months during the period.


                                                                                      VOLUME
               PERIOD BEGINNING                         PERIOD ENDING                 (MMBTU)
------------------------------------------------   -------------------------   -------------------
May 1, 1998                                           December 31, 1998               885,000
November 1, 1999                                      December 31, 1999             1,080,000
January 1, 2000                                       December 31, 2000               880,000
January 1, 2001                                       December 31, 2001               740,000
January 1, 2002                                       December 31, 2002               640,000
January 1, 2003                                       December 31, 2003               560,000

         The table below sets out volumes of oil hedged with a collar with Enron involving floor and ceiling prices as set out in the table below. The volumes presented in this table are divided equally over the months during the period.


                                                               VOLUME         FLOOR      CEILING
       PERIOD BEGINNING                PERIOD ENDING           (MMBTU)        PRICE       PRICE

--------------------------------    ---------------------   -------------   ----------  -----------
December 1, 1999                    March 31, 2000              40,000        $22.90      $25.77
April 1, 2000                       June 30, 2000               15,000        $23.00      $28.16
July 1, 2000                        December 31, 2000           30,000        $22.00      $28.63

         During the years ended December 31, 2000 and 1999, the Company recognized hedging losses of approximately $3,000 and $203,000, respectively, relating to this contract.


FRIEDMAN BILLINGS RAMSEY & CO.

         In August 1999 the Company retained the firm of Friedman Billings Ramsey & Co. ("FBR") of Arlington, Virginia as its financial advisor for an initial term of 2 years. This term was subsequently extended to November of 2002. On November 10, 2000, Mr. Patrick J. Keeley, who serves as one of FBR's managing directors, became one of our directors. Our agreement with FBR provides that FBR will assist us to identify, evaluate and, where we deem it appropriate, implement various strategic alternatives including business combinations, capital raising and self tenders. The agreement obligates us to pay FBR a fee of up to 2% of the total consideration involved in any business combination that we implement plus a fee of 5% of the gross proceeds of any capital raised during the term of the agreement. In addition we have agreed to reimburse FBR for any out-of-pocket expenses it incurs in connection with performing its services under the agreement including the fees and disbursements of its legal counsel and its petroleum engineering consultants.

         During the year ending December 31, 2000, FBR assisted the Company to implement the Recapitalization by helping us negotiate with our major equity and debt stakeholders. In addition FBR acted as the lead underwriter for the public offering of 11,500,000 shares of our post reverse split common stock that we closed in October and November of 2000. Simultaneously with the underwriting, FBR assisted the Company to execute a tender to repurchase $75 million of original principal amount of our 12.5% Senior Notes due July 2008. During the year we paid FBR fees totaling approximately $5.7 million plus expenses.

Employment Agreements

         Each of Joseph T. Williams, Ronald Idom, William Lesikar, and William Williamson has entered into an employment agreement with the Company. See "Executive Compensation - Employment Agreements."

Severance Agreements

         The Company entered into severance agreements with each of Edward J. Munden and Brian J. Barr Described above under "Executive Compensation-Executive Employment Agreements".

                          GENERAL; 2002 ANNUAL MEETING

         The Company's Annual Report on Form 10-K and Form 10KA-1 No. 1 dated April 30, 2001 for the fiscal year ended December 31, 2000 are enclosed herewith. A proposal to be presented by a Stockholder pursuant to Rule 14A-8 of the 1934 Act at the Company's 2002 Annual Meeting, presently expected to be held on July 15, 2002, must be received by the Company at its principal executive offices no later than February 15, 2002 to be included in the Company's proxy statement for that meeting. At the 2002 Annual Meeting, management proxies will have discretionary authority, under Rule 14a-4 of the 1934 Act, to vote on stockholder proposals that are not submitted for inclusion in the Company's proxy statement unless received by the Company before May 1, 2002.


         OTHER BUSINESS

         Management knows of no other matter that will come before the meeting. However, if other matters do come before the meeting, the proxy holders will vote in accordance with their best judgment.

                                      By Order of the Board of Directors,


                                      /s/ WILLIAM W. LESIKAR
                                      ------------------------------------------
                                      WILLIAM W. LESIKAR
                                      Secretary, Senior Vice President & Chief
                                      Financial Officer

September 21, 2001

                                    EXHIBIT A


                                DEVX ENERGY, INC.
                             AUDIT COMMITTEE CHARTER

                                    EXHIBIT A

                                DEVX ENERGY, INC.
                             AUDIT COMMITTEE CHARTER


I. PURPOSE OF THE COMMITTEE

The Audit Committee (the "Committee") of DevX Energy, Inc. (the "Company") is a committee of the Board of Directors. Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing (i) the financial information which will be provided to the shareholders, potential shareholders, the investment community and others; (ii) the systems of internal controls which management and the Board of Directors have established; and (iii) the audit process.

II. ORGANIZATION

The Committee will be organized as follows:

         1. FREQUENCY OF MEETINGS. The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

         2. SIZE OF COMMITTEE. The Committee shall initially have two members and may be expanded to include three members, who shall serve at the pleasure of the Board of Directors.

         3. QUALIFICATIONS. All members shall be independent directors, except that, in exceptional and usual circumstances, one member of the Committee may not be an independent director if he or she is neither a current employee of the company nor a family member of an employee of the company and the Board of Directors determines that the person's Committee membership is required by the best interest of the Company and its shareholders. An "independent director" is a person who:

         (a) is not employed by the Company or any of its affiliates for the current year or any of the past three years,

         (b) does not accept any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax re-qualified retirement plan, or non-discretionary compensation;

         (c) is not a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer,

         (d) is not a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceeded 5% of the Company's or the business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years,

         (e) is not employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee, and


         (f) does not have a relationship that, in the opinion of the Board of Directors of the Company, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in that person's home.

         4. APPOINTMENT. The Committee members and the Committee chairman shall be designated by the full Board of Directors.

III. ROLES AND RESPONSIBILITIES

In meeting its responsibilities, the Committee will:

         1. COMMUNICATION WITH AUDITOR. Provide an open avenue of communication between the internal auditor, the independent accountant and the Board of Directors, including meeting with the internal auditor, the independent accountant and management in separate executive sessions to discuss any matters that the Committee or any of these persons believe should be discussed privately with the Committee.

         2. CHARTER. Review and update the Committee's charter annually.

         3. ACCOUNTABILITY. Confirm with the independent accountant the accountant's ultimate accountability to the Board of Directors and the Audit Committee, as representatives of the shareholders.

         4. OVERSIGHT. Select and recommend to the Board of Directors the independent accountant to be proposed for shareholder approval, approve the compensation of the independent accountant, review and evaluate the independent accountant, and recommend to the Board of Directors the discharge of the independent accountant.

         5. PLACEMENT OF STAFF. Review and concur in the appointment, replacement, reassignment or dismissal of the Company's audit staff.

         6. INDEPENDENCE. Take action, or recommend that the full Board of Directors take action, to oversee the independence of the independent accountant by, among other things, (i) receiving from the independent accountant a formal written statement delineating all relationships between the accountant and the Company, consistent with Independence Standards Board Standard 1, and (ii) actively engaging in a dialogue with the accountant with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountant.

         7. RISKS. Inquire of management, the internal auditor and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

         8. AUDIT SCOPE. Review with the Company's audit staff the audit scope and plan, including the coordination of audit effort between the internal auditor and the independent accountant, to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

         9. OTHER AUDITORS. Consider with management and the independent accountant the rationale for employing audit firms other than the principal independent accountant.

         10. MD&A. Review Management's Discussion and Analysis (MD&A) included in Form 10-K.

         11. ANNUAL EXAMINATION. Review with management and the independent accountant at the completion of the annual examination:

                  (a) The Company's annual financial statements and related footnotes.

                  (b) The independent accountant's audit of the financial statements its report thereon.

                  (c) Any significant changes required in the independent accountant's audit plan.

                  (d) Any serious difficulties or disputes with management encountered during the course of the audit.

                  (e) Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards or any other concerns.

                  (f)      The Company's compliance with its loan agreements.

                  (g) The existence of significant estimates and the rationale behind those estimates as well as any significant changes in such estimates.

                  (h) All fees paid to the independent accountant for the previous fiscal year.

                  (i) Any significant transactions that were not a normal part of the Company's business.

                  (j)      Any change in accounting principles.

                  (k)      Any prior period adjustments.

                  (l) The initial reporting of any signification loss or gain contingency (or significant change in the magnitude of any contingency).

                  (m) The "Management Letter" from the independent accountants.

         12. INTERNAL CONTROLS. Consider and review with management, the independent accountant and the internal auditor:

                  (a) The adequacy of the Company's internal controls, including the adequacy of controls and security for management information systems and other information technology.

                  (b) Any related significant findings and recommendations of the independent accountant and internal audit together with management's responses thereto.

         13. INTERNAL REVIEW. Consider and review with management and the internal auditor:

                  (a) Significant findings during the year and management's responses thereto.

                  (b) Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

                  (c) Any changes required in the planned scope of their audit plan.

                  (d)      The internal auditing department budget and staffing.

                  (e)      The internal audit department charter.

                  (f) The internal auditor's compliance with the Institute of Internal Auditors Standards for the Professional Practice of Internal Audits.

         14. SEC FILINGS. Review filings with the Securities and Exchange Commission (the "SEC") and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

         15. COMPLIANCE. Review the Company's policies relating to compliance with laws and regulations; the Company's code of conduct; ethics; officers' expense accounts, perquisites, and use of corporate assets; conflict of interest and the investigation of misconduct or fraud. Determine the extent to which the planned audit scope of the internal auditor and independent accountant can be relied on to detect fraud.

         16. LEGAL MATTERS. Review legal and regulatory matters that may have a material impact on the financial statements, the Company's related compliance policies and programs and reports received from regulators.

         17. REPORT TO BOARD. Report actions of the Committee to the Board of Directors with such recommendations as the Committee may deem appropriate.

         18. NEW ANNOUNCEMENTS. Review with management and the Company's independent public accountants the applicability and impact of any new pronouncements (or exposure drafts) issued by the Financial Accounting Standards Board or other applicable regulatory agencies.

         19. APPROPRIATENESS OF POLICIES. Review with the internal auditor and independent accountant the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed by the Company and the related degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

         20. DERIVATIVE TRANSACTIONS. Review with management the Company's policies and controls, including reporting controls over derivative transactions, including Foreign Currency exposures and hedging activities.

         21. INVESTIGATIONS. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation.

         22. OTHER FUNCTIONS. Perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

         23. OTHER MATTERS. Engage in such other matters relating to the accounting and audit practices of the Company as the Committee shall deem appropriate, such action thereby to be conclusive evidence at to its authority to act on behalf of and in the name of the Board of Directors of the Company.

The duties and responsibilities of a member of the Committee are in addition to those duties set out for a member of the Board of Directors. In carrying out these responsibilities, the Committee believes its policies and procedures should remain flexible in order that it can best react to changing conditions and environment and to assure the Board of Directors and shareholders that the Company accounting practices are in accordance with all requirements and are of the highest quality.

IV. REPORTING REQUIREMENTS

The Committee Chairperson will update the full Board of Directors regarding the significant items of discussion during each of the Committee's meetings. Additional reports on matters of special interest will be submitted to the Board of Directors as appropriate.

In addition to Board of Director communication, an Audit Committee Report containing the following information will be included in the annual proxy statement: (1) confirmation that the Company has a formal, documented Audit Committee Charter, (2) the full text of the Audit Committee Charter at least once every three years and after any significant modification is approved by the Board of Directors, (3) whether the members of the Committee are independent and certain information about any committee member who is not independent, as required by the SEC, (4) whether the Committee has reviewed and discussed the audited financial statements with management, (5) whether the Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, (6) whether the Committee has received form the independent auditors disclosures regarding their independence required by Independence Standards Board Standard No. 1, and had discussions with the independent auditors regarding the independent auditors' independence, and (7) whether the Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K.

                                   APPENDIX I


                                DEVX ENERGY, INC.
                   AMENDED AND RESTATED INCENTIVE EQUITY PLAN

                                DEVX ENERGY, INC.

                              AMENDED AND RESTATED
                              INCENTIVE EQUITY PLAN


                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE 1         PURPOSE.........................................................................................1

ARTICLE 2         DEFINITIONS.....................................................................................1

ARTICLE 3         ADMINISTRATION..................................................................................4

ARTICLE 4         ELIGIBILITY.....................................................................................5

ARTICLE 5         SHARES SUBJECT TO PLAN..........................................................................5

ARTICLE 6         GRANT OF AWARDS.................................................................................6
                  6.1      In General.............................................................................6
                  6.2      Maximum ISO Grants.....................................................................6
                  6.3      SAR....................................................................................6
                  6.4      Maximum Individual Grants..............................................................6
                  6.5      Tandem Awards..........................................................................6

ARTICLE 7         OPTION PRICE; SAR PRICE.........................................................................7

ARTICLE 8         AWARD PERIOD; VESTING...........................................................................7
                  8.1      Award Period...........................................................................7
                  8.2      Vesting................................................................................7

ARTICLE 9         TERMINATION OF SERVICE..........................................................................7

ARTICLE 10        EXERCISE OF INCENTIVE...........................................................................8
                  10.1     In General.............................................................................8
                  10.2     Disqualifying Disposition of ISO.......................................................9

ARTICLE 11        AMENDMENT OR DISCONTINUANCE.....................................................................9

ARTICLE 12        TERM............................................................................................9

ARTICLE 13        CAPITAL ADJUSTMENTS............................................................................10

ARTICLE 14        RECAPITALIZATION, MERGER AND CONSOLIDATION.....................................................10

ARTICLE 15        LIQUIDATION OR DISSOLUTION.....................................................................11

ARTICLE 16        INCENTIVES IN SUBSTITUTION FOR INCENTIVES GRANTED
                  BY OTHER CORPORATIONS..........................................................................11

ARTICLE 17        MISCELLANEOUS PROVISIONS.......................................................................12
                  17.1     Investment Intent.....................................................................12
                  17.2     No Right to Continued Employment......................................................12
                  17.3     Indemnification of Board and Committee................................................12
                  17.4     Effect of the Plan....................................................................12
                  17.5     Compliance With Other Laws and Regulations............................................12
                  17.6     Tax Requirements......................................................................12
                  17.7     Assignability.........................................................................13
                  17.8     Use of Proceeds.......................................................................13

                                DEVX ENERGY, INC.

                              AMENDED AND RESTATED
                              INCENTIVE EQUITY PLAN


         The name of the plan is the AMENDED AND RESTATED INCENTIVE EQUITY PLAN (the "PLAN") of DevX Energy, Inc., a Delaware corporation formerly known as Queen Sand Resources, Inc. (the "COMPANY"). The 1997 Queen Sand Resources, Inc. Incentive Equity Plan was originally adopted by the Board of Directors effective as of July 1, 1997, and was approved by the Company's stockholders in 1997. Effective December 15, 2000 the Board of Directors approved, subject to stockholder approval, this Amended and Restated Incentive Equity Plan.

                                    ARTICLE 1
                                     PURPOSE

         The purpose of the Plan is to attract and retain the services of Employees and Consultants of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of incentive stock options, non-qualified stock options, stock appreciation rights, or whether granted singly, or in combination, or in tandem, that will

         (a) increase the interest of such persons in the Company's welfare and success;

         (b) furnish an incentive to such persons to continue their services for the Company; and

         (c) provide a means through which the Company may attract able persons as Employees and Consultants.

         With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "1934 ACT"). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

                                    ARTICLE 2
                                   DEFINITIONS

         Unless the context requires otherwise, the following terms shall have the meanings indicated:

         2.1 "AWARD" means the grant of any Incentive Stock Option, Non-qualified Stock Option, or SAR whether granted singly, in combination or in tandem (each individually referred to herein as an "INCENTIVE").

         2.2 "AWARD AGREEMENT" means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.

         2.3 "AWARD PERIOD" means the period during which one or more Incentives granted under an Award may be exercised.

         2.4 "BOARD" means the board of directors of the Company.

         2.5 "CHANGE OF CONTROL" means any of the following: (i) any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property of another entity, other than a consolidation, merger or share exchange of the Company in which the holders of the Company's Common Stock immediately prior to such transaction have the same proportionate ownership of Common Stock of the surviving entity immediately after such transaction; (ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; (iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the "CONTINUING DIRECTORS") who (x) at the date of this Plan were directors or (y) become directors after the date of this Plan and whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors (1) then in office who were directors at the date of this Plan or (2) whose election or nomination for election was previously so approved; (v) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of an aggregate of twenty percent (20%) of the voting power of the Company's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the 1934 Act) who beneficially owned less than fifteen percent (15%) of the voting power of the Company's outstanding voting securities on the date of this Plan, or the acquisition of beneficial ownership of an additional five percent (5%) of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned at least fifteen percent (15%) of the voting power of the Company's outstanding voting securities on the date of this Plan, provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change of Control hereunder if the acquiror is (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a Subsidiary of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or (vi) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

         2.6 "CODE" means the Internal Revenue Code of 1986, as amended, or any successor legislation.

         2.7 "COMMITTEE" means the committee appointed or designated by the Board to serve as the Compensation and Stock Option Committee (or a similarly named Committee generally intended to administer and oversee employee compensation plans such as the Plan) of the Board to administer the Plan in accordance with ARTICLE 3 of this Plan.

         2.8 "COMMON STOCK" means the common stock, par value $0.234 per share, which the Company is currently authorized to issue or may in the future be authorized to issue.

         2.9 "COMPANY" means DEVX ENERGY, INC., a Delaware corporation, and any successor entity.

         2.10 "CONSULTANT" means any person performing advisory or consulting services for the Company or a Subsidiary, with or without compensation, to whom the Company chooses to grant an Award in accordance with the Plan, provided that bona fide services must be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital raising transaction.

         2.11 "DATE OF GRANT" means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of stockholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.

         2.12 "EMPLOYEE" means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

         2.13 "FAIR MARKET VALUE" of a share of Common Stock is (i) the mean of the highest and lowest prices per share on any exchange or stock quotation system that reports daily high and low sales prices, (ii) the mean of the bid and sale prices on any other stock quotation system, or (iii) if the common stock is not then-traded on any organized system, the fair market value of a share of Common Stock as determined in good faith by the Board, on the appropriate date, or in the absence of reported sales on such day, the most recent previous day for which sales were reported.

         2.14 "INCENTIVE STOCK OPTION" or "ISO" means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

         2.15 "NON-EMPLOYEE DIRECTOR" means a member of the Board who is not an Employee and who satisfies the requirements of Rule 16b-3(b)(3) promulgated under the 1934 Act or any successor provision.

         2.16 "NON-QUALIFIED STOCK OPTION" or "NQSO" means a non-qualified stock option, granted pursuant to this Plan.

         2.17 "OPTION PRICE" means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

         2.18 "PARTICIPANT" shall mean an Employee or a Consultant of the Company or a Subsidiary to whom an Award is granted under this Plan.

         2.19 "PLAN" means this DEVX ENERGY, INC. AMENDED AND RESTATED INCENTIVE EQUITY PLAN, as amended from time to time.

         2.20 "REPORTING PARTICIPANT" means a Participant who is subject to the reporting requirements of Section 16 of the 1934 Act.

         2.21 "RETIREMENT" means any Termination of Service solely due to retirement upon attainment of age 62, or permitted early retirement as determined by the Committee.

         2.22 "SAR" means the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the SAR Price for such shares.

         2.23 "SAR PRICE" means the Fair Market Value of each share of Common Stock covered by an SAR, determined on the Date of Grant of the SAR.

         2.24 "STOCK OPTION" means a Non-qualified Stock Option or an Incentive Stock Option.

         2.25 "SUBSIDIARY" means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and
(iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. "SUBSIDIARIES" means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

         2.26 "TERMINATION OF SERVICE" occurs when a Participant who is an Employee or a Consultant of the Company or any Subsidiary shall cease to serve as an Employee or a Consultant of the Company and its Subsidiaries, for any reason.

         2.27 "TOTAL AND PERMANENT DISABILITY" means a Participant is qualified for long-term disability benefits under the Company's disability plan or insurance policy; or, if no such plan or policy is then in existence, that the Participant, because of ill health, physical or mental disability or any other reason beyond his or her control, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code.

                                    ARTICLE 3
                                 ADMINISTRATION

         The Plan shall be administered by a committee appointed by the Board (the "Committee"). The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

         Membership on the Committee shall be limited to those members of the Board who are Non-employee Directors as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and who are "OUTSIDE DIRECTORS" under Section 162(m) of the Code. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

         The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the

Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive, two or more Incentives granted in combination, or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive).

         The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

         With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company's securities are listed or quoted, or any other applicable law, rule or restriction (collectively, "APPLICABLE LAW"), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

                                    ARTICLE 4
                                   ELIGIBILITY

         Any Employee (including an Employee who is also a director or an officer) or Consultant whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee or Consultant of the Company or any Subsidiary. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee's determinations under the Plan (including without limitation determinations of which Employees or Consultants, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Employees and Consultants who receive, or are eligible to receive, Awards under the Plan.

                                    ARTICLE 5
                             SHARES SUBJECT TO PLAN

         Subject to adjustment as provided in ARTICLES 13 and 14, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is (a) one million (1,000,000) shares; plus (b) shares of Common Stock previously subject to Awards which are forfeited, terminated, settled in cash in lieu of Common Stock, or exchanged for Awards that do not involve Common Stock, or expired unexercised; plus (c) without duplication for shares counted under the immediately preceding clause, a number of shares of Common Stock equal to the number of shares repurchased by the Company in the open market or otherwise and having an aggregate repurchase price no greater than the amount of cash proceeds received by the Company from the sale of shares of Common Stock under the Plan; plus (d) any shares of Common Stock surrendered to the Company in payment of the exercise price of options issued under the Plan.

         Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

                                    ARTICLE 6
                                 GRANT OF AWARDS

         6.1 IN GENERAL. The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The Plan shall be submitted to the Company's stockholders for approval; however, the Committee may grant Awards under the Plan prior to the time of stockholder approval. Any such Award granted prior to such stockholder approval shall be made subject to such stockholder approval. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

         6.2 MAXIMUM ISO GRANTS. The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option shall be a Non-qualified Stock Option.

         6.3 SAR. An SAR shall entitle the Participant at his election to surrender to the Company the SAR, or portion thereof, as the Participant shall choose, and to receive from the Company in exchange therefor cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share over the SAR Price per share specified in such SAR, multiplied by the total number of shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of an SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

         6.4 MAXIMUM INDIVIDUAL GRANTS. No participant may receive during any calendar year of the Company Awards covering an aggregate of more than two hundred fifty thousand (250,000) shares of Common Stock.

         6.5 TANDEM AWARDS. The Committee may grant two or more Incentives in one Award in the form of a "TANDEM AWARD," so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and an SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to one hundred (100) shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of one hundred (100) shares of Common Stock.

                                    ARTICLE 7
                             OPTION PRICE; SAR PRICE

         The Option Price for a Non-qualified Stock Option shall be such price as determined by the Committee; provided, however, such Option Price shall not be less than the par value per share of the Common Stock. The Option Price for an Incentive Stock Option and the SAR Price for any share of Common Stock subject to an SAR shall be at least one hundred percent (100%) of the Fair Market Value of the share on the Date of Grant. If an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant.

                                    ARTICLE 8
                              AWARD PERIOD; VESTING

         8.1 AWARD PERIOD. Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service in accordance with this ARTICLE 8 and ARTICLE 9. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

         8.2 VESTING. The Committee, in its sole discretion, may determine that an Incentive will be immediately exercisable, in whole or in part, or that all or any portion may not be exercised until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be exercised.

                                    ARTICLE 9
                             TERMINATION OF SERVICE

         In the event of Termination of Service of a Participant, an Incentive may only be exercised as determined by the Committee and provided in the Award Agreement.

                                   ARTICLE 10
                              EXERCISE OF INCENTIVE

         10.1 IN GENERAL. A vested Incentive may be exercised during its Award Period, subject to limitations and restrictions set forth therein and in Article
9. A vested Incentive may be exercised at such times and in such amounts as provided in this Plan and the applicable Award Agreement, subject to the terms, conditions, and restrictions of the Plan.

         In no event may an Incentive be exercised or shares of Common Stock be issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished. No Incentive may be exercised for a fractional share of Common Stock. The granting of an Incentive shall impose no obligation upon the Participant to exercise that Incentive.

                  (a) STOCK OPTIONS. Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the "EXERCISE DATE") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Common Stock owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion.

         Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant's Stock Option in the event of his death) at its principal business office promptly after the Exercise Date; provided that if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

                  If the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, the Participant's right to purchase such Common Stock may be terminated by the Company.

                  (b) SARs. Subject to the conditions of this Section 10.1(b) and such administrative regulations as the Committee may from time to time adopt, an SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the date of exercise thereof (the "EXERCISE DATE") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall receive from the Company in exchange therefor cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of an SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

         10.2 DISQUALIFYING DISPOSITION OF ISO. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

                                   ARTICLE 11
                           AMENDMENT OR DISCONTINUANCE

         Subject to the limitations set forth in this ARTICLE 11, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan and Incentives awarded under the Plan to continue to comply with Section 162(m) of the Code, including any successors to such Section, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any stock option agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this ARTICLE 11 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

                                   ARTICLE 12
                                      TERM

         The Plan shall be effective from the date that this Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on January 1, 2011, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

                                   ARTICLE 13
                               CAPITAL ADJUSTMENTS

         If at any time while the Plan is in effect, or Incentives are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, or (3) other increase or decrease in such shares of Common Stock effected without receipt of consideration by the Company, then and in such event:

                  (i) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under the Plan and in the maximum number of shares of Common Stock that may be awarded to a Participant to the end that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so awarded.

                  (ii) Appropriate adjustments shall be made in the number of shares of Common Stock and the Option Price thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate Option Price.

                  (iii) Appropriate adjustments shall be made in the number of SARs and the SAR Price thereof then subject to exercise pursuant to each such SAR previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price.

         Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to (i) the number of or Option Price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan, or (ii) the number of or SAR Price or SARs then subject to outstanding SARs granted under the Plan.

         Upon the occurrence of each event requiring an adjustment with respect to any Incentive, the Company shall mail to each affected Participant its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

                                   ARTICLE 14
                   RECAPITALIZATION, MERGER AND CONSOLIDATION

         14.1 The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         14.2 Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any reorganization, merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled. Notwithstanding the foregoing, however, all such Incentives may be canceled by the Company as of the effective date of any such reorganization, merger, consolidation or share exchange by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all of the shares of Common Stock subject to such outstanding Incentives.

         14.3 In the event of any reorganization, merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

                                   ARTICLE 15
                           LIQUIDATION OR DISSOLUTION

         In case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be thereafter entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the Option Prices or SAR Prices then in effect with respect to each Stock Option or SAR shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

                                   ARTICLE 16
                         INCENTIVES IN SUBSTITUTION FOR
                    INCENTIVES GRANTED BY OTHER CORPORATIONS

         Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees of a corporation who become or are about to become management Employees of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of stock of the employing corporation. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.

                                   ARTICLE 17
                            MISCELLANEOUS PROVISIONS

         17.1 INVESTMENT INTENT. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

         17.2 NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

         17.3 INDEMNIFICATION OF BOARD AND COMMITTEE. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

         17.4 EFFECT OF THE PLAN. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

         17.5 COMPLIANCE WITH OTHER LAWS AND REGULATIONS. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation
Section 16 of the 1934 Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

         17.6 TAX REQUIREMENTS. The Company shall have the right to deduct from all amounts hereunder paid in cash or other form, any Federal, state, or local taxes required by law to be withheld with respect to such payments. The Participant receiving shares of Common Stock issued under the Plan shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Notwithstanding the foregoing, in the event of an assignment of a Non-qualified Stock Option or SAR pursuant to Section 17.7, the Participant who assigns the Non-qualified Stock Option or SAR shall remain subject to withholding taxes upon exercise of the Non-qualified Stock Option or SAR by the transferee to the extent required by the Code or the rules and regulations promulgated thereunder. Such payments shall be required to be made prior to the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash, by check, or through the delivery of shares of Common Stock owned by the Participant (which may be effected by the actual delivery of shares of Common Stock by the Participant that the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, or by the Company's withholding a number of shares to be issued upon the exercise of a Stock Option, if applicable), which shares have an aggregate Fair Market Value equal to the required minimum withholding payment, or any combination thereof.

         17.7 ASSIGNABILITY. Incentive Stock Options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant's legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 17.7 that is not required for compliance with Section 422 of the Code. The Committee may, in its discretion, authorize all or a portion of a Non-qualified Stock Option or SAR to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of the Participant ("IMMEDIATE FAMILY MEMBERS"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or
(iii) a partnership in which such Immediate Family Members are the only partners, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Non-qualified Stock Option or SAR is granted must be approved by the Committee and must expressly provided for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Non-qualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. Following transfer, any such Non-qualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of ARTICLES 10, 11, 13, 15 and 17 hereof the term "PARTICIPANT" shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Non-qualified Stock Options and SARs shall be exercisable by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Non-qualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Option. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Non-qualified Stock Option or SAR that has been transferred by a Participant under this Section 17.7.

         17.8 USE OF PROCEEDS. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

         A copy of this Plan shall be kept on file in the office of the Company in Dallas, Texas or any successor location of the Company's principal executive offices.


                                    * * * * *

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized representative pursuant to prior action taken by the Board.

                                 DEVX ENERGY, INC.



                                 By:
                                     -----------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------

                                   APPENDIX II

                                DEVX ENERGY, INC.

         AMENDED AND RESTATED DIRECTORS' NONQUALIFIED STOCK OPTION PLAN

                                DEVX ENERGY, INC.

                              AMENDED AND RESTATED
                    DIRECTORS' NONQUALIFIED STOCK OPTION PLAN

                                TABLE OF CONTENTS


                                                                                                          Page
                                                                                                          ----
ARTICLE 1   PURPOSE....................................................................................... 1

ARTICLE 2   DEFINITIONS................................................................................... 1

ARTICLE 3   ADMINISTRATION................................................................................ 2

ARTICLE 4   ELIGIBILITY................................................................................... 2

ARTICLE 5   SHARES SUBJECT TO PLAN........................................................................ 3

ARTICLE 6   GRANT OF OPTIONS.............................................................................. 3

ARTICLE 7   OPTION PRICE.................................................................................. 3

ARTICLE 8   OPTION PERIOD; FORFEITURE..................................................................... 3
            8.1      Option Period........................................................................ 3
            8.2      Forfeiture........................................................................... 4

ARTICLE 9   TERMINATION OF SERVICE........................................................................ 4
            9.1      Death................................................................................ 4
            9.2      Disability or Retirement............................................................. 4
            9.3      Other Termination.................................................................... 4

ARTICLE 10  EXERCISE OF OPTION............................................................................ 4

ARTICLE 11  AMENDMENT OR DISCONTINUANCE................................................................... 5

ARTICLE 12  TERM.......................................................................................... 5

ARTICLE 13  CAPITAL ADJUSTMENTS........................................................................... 6

ARTICLE 14  RECAPITALIZATION, MERGER AND CONSOLIDATION.................................................... 6

ARTICLE 15  LIQUIDATION OR DISSOLUTION.................................................................... 7

ARTICLE 16  OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED
            BY OTHER CORPORATIONS......................................................................... 7

ARTICLE 17  MISCELLANEOUS PROVISIONS...................................................................... 8

            17.1     Investment Intent.................................................................... 8
            17.2     No Employment Relationship........................................................... 8
            17.3     Indemnification of Board............................................................. 8
            17.4     Effect of the Plan................................................................... 8
            17.5     Compliance With Other Laws and Regulations........................................... 8
            17.6     Tax Requirements..................................................................... 8
            17.7     Assignability........................................................................ 8
            17.8     Use of Proceeds...................................................................... 9
            17.9     Legend............................................................................... 9

                                DEVX ENERGY, INC.

                              AMENDED AND RESTATED
                    DIRECTORS' NONQUALIFIED STOCK OPTION PLAN

         The name of the plan is the AMENDED AND RESTATED DIRECTORS' NONQUALIFIED STOCK OPTION PLAN (the "PLAN") of DevX Energy, Inc., a Delaware corporation (hereinafter called the "COMPANY"). The Directors' Nonqualified Stock Option Plan was originally adopted by the Board of Directors of the Company, and was approved by the Company's stockholders, in 1998. Effective December 15, 2000, the Company's Board of Directors approved, subject to stockholder approval, the Amended and Restated Directors' Nonqualified Stock Option Plan.


                                    ARTICLE 1
                                     PURPOSE

         The purpose of the Plan is to attract and retain Outside Directors of the Company and to provide such persons with a proprietary interest in the Company through the granting of Nonqualified Stock Options that will

                  (a) increase the interest of such persons in the Company's welfare;

                  (b) furnish an incentive to such persons to continue their services for the Company; and

                  (c) provide a means through which the Company may attract able persons as Outside Directors.


                                    ARTICLE 2
                                   DEFINITIONS

         For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

                  2.1 "Board" means the board of directors of the Company.

                  2.2 "Code" means the Internal Revenue Code of 1986, as amended.

                  2.3 "Common Stock" means the common stock, par value $0.234 per share, which the Company is currently authorized to issue or may in the future be authorized to issue.

                  2.4 "Company" means DevX Energy, Inc., a Delaware corporation.

                  2.5 "Date of Grant" means the effective date on which a Stock Option is awarded to a Participant as set forth in the applicable Stock Option Agreement.

                  2.6 "Option Period" means the period during which a Stock Option may be exercised.

                  2.7 "Option Price" means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

                  2.8 "Outside Director" means a Director of the Company who is not an Employee.

                  2.9 "Participant" shall mean an Outside Director to whom a Stock Option is granted under this Plan.

                  2.10 "Plan" means this DevX Energy, Inc. Amended and Restated Directors' Nonqualified Stock Option Plan, as amended from time to time.

                  2.11 "Stock Option" means a nonqualified option to purchase Common Stock of the Company granted under this Plan.

                  2.12 "Stock Option Agreement" means a written agreement between a Participant and the Company which sets out the terms of the grant of a Stock Option.

                  2.13 "Termination of Service" occurs when a Participant shall cease to serve as an Outside Director for any reason.

                  2.14 "Total and Permanent Disability" means a Participant is qualified for long-term disability benefits under the Company's disability plan or insurance policy; or, if no such plan or policy is then in existence, that the Participant, because of ill health, physical or mental disability or any other reason beyond his or her control, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Board.


                                    ARTICLE 3
                                 ADMINISTRATION

         The Plan shall be administered by the Board of Directors of the Company. The Board, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Board of Directors shall be final, binding, and conclusive on all interested parties.


                                    ARTICLE 4
                                   ELIGIBILITY

         Any Outside Director whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan. The Board, upon its own action, may grant, but shall not be required to grant, a Stock Option to any Outside Director. Except as required by this Plan, Stock Options granted at different times need not contain similar provisions. The Board's determinations under the Plan need not be uniform and may be made by it selectively among Outside Directors who receive, or are eligible to receive, Stock Options under the Plan.

                                    ARTICLE 5
                             SHARES SUBJECT TO PLAN

         The Board may not grant Stock Options under the Plan for more than 150,000 shares of Common Stock of the Company (as may be adjusted in accordance with ARTICLES 13 and 14 hereof), all of which are designated as nonqualified stock options. Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares previously subject to Stock Options which have expired or been canceled may be reissued under the Plan.

         The Company during the term of this Plan will at all times reserve and keep available the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan.


                                    ARTICLE 6
                                GRANT OF OPTIONS

         Subject to the terms of this Plan, the Board may grant options to purchase up to 30,000 shares of Common Stock to each Participant, in any year as the Board deems appropriate, subject to adjustment as provided herein. The grant of a Stock Option shall be evidenced by a Stock Option Agreement setting forth the total number of shares subject to the Stock Option, the Option Price, the maximum term of the Stock Option, the Date of Grant, and such other terms and provisions as are approved by the Board, but not inconsistent with the Plan. The Company shall execute a Stock Option Agreement with a Participant after the issuance of a Stock Option. Any Stock Option granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The Plan shall be submitted to the Company's shareholders for approval; however, the Board may grant Stock Options under the Plan prior to the time of shareholder approval.


                                    ARTICLE 7
                                  OPTION PRICE

         The Option Price for any share of Common Stock which may be purchased under a Stock Option shall be such price as determined by the Board.


                                    ARTICLE 8
                            OPTION PERIOD; FORFEITURE

         8.1 OPTION PERIOD. A Stock Option may be exercised in whole or in part at any time during its term. The Option Period for a Stock Option may be reduced or terminated upon Termination of Service in accordance with ARTICLE 9. No Stock Option granted under the Plan may be exercised at any time after the end of its Option Period.

         Each Stock Option will terminate at the first of the following to occur:

                  (i) 5 p.m. on the tenth anniversary of the Date of Grant;

                  (ii) 5 p.m. on the date which is six (6) months following the Participant's Termination of Service due to death or Total and Permanent Disability; or

                  (iii) 5 p.m. on the 90th day after the date of any other Termination of Service, except as provided in Section 9.3 below.

         8.2 FORFEITURE. In the event of a Participant's Termination of Service other than as a result of death or Total and Permanent Disability, the unexercised portion of the Stock Option previously granted to such Participant shall terminate and be forfeited as of 5 p.m. on the 90th day after the day of the termination.


                                    ARTICLE 9
                             TERMINATION OF SERVICE

         In the event of Termination of Service of a Participant, the Option Period for any Stock Option of the Participant shall be amended in accordance with this ARTICLE 9 and such Stock Option may only be exercised as follows:

         9.1 DEATH. In the event of the Participant's death while serving as an Outside Director, his Stock Option may be exercised for a period of six (6) months after the Participant's death; such Stock Option may be exercised by the Participant's estate or personal representative, or by the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the Participant's death.

         9.2 DISABILITY OR RETIREMENT. Upon the Termination of the Participant's Service as an Outside Director by reason of Total and Permanent Disability, the Participant or his guardian may exercise such Participant's Stock Option within six (6) months after the date of such Termination of Service.

         9.3 OTHER TERMINATION. Upon the Termination of the Participant's Service as an Outside Director for any reason other than as a result of death, or Total and Permanent Disability, the Participant may, before 5 p.m. on the 90th day after the day of such Termination of Service, exercise any Stock Options to the extent such Stock Options were exercisable at the date of such Termination of Service.


                                   ARTICLE 10
                               EXERCISE OF OPTION

         Stock Options may be exercised during the Option Period, subject to limitations and restrictions set forth in ARTICLE 9. Stock Options may be exercised at such times and in such amounts as provided in this Plan and the applicable Stock Option Agreements, subject to the terms, conditions, and restrictions of the Plan.

         In no event may a Stock Option be exercised or shares be issued pursuant to a Stock Option if a necessary listing of the shares on a stock exchange or any registration under state or federal securities laws required under the circumstances has not been accomplished. No Stock Option may be exercised for a fractional share of Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.

         Subject to such administrative regulations as the Board may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Board setting forth the number of shares with respect to which the Stock Option is to be exercised and the date of exercise thereof (the "EXERCISE DATE") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Common Stock owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Board in its sole discretion.

         Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered to the Participant (or the person exercising the Participant's Stock Option in the event of his death) at its principal business office within ten (10) business days after the Exercise Date. The obligation of the Company to deliver shares shall, however, be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock being purchased upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

         If the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, the Participant's right to purchase such Common Stock may be terminated by the Company.


                                   ARTICLE 11
                           AMENDMENT OR DISCONTINUANCE

         The Plan may be amended or discontinued by the Board without the approval of the shareholders of the Company unless shareholder approval is required by any stock exchange on which the shares to be issued upon exercise of the Stock Options are listed. Any amendment to the Plan shall be approved by shareholders if the amendment would:

                  (a) materially increase the benefits accruing to Participants under the Plan;

                  (b) materially increase the number of securities which may be issued under the Plan; or

                  (c) materially modify the requirements as to eligibility for participation in the Plan.

In addition, no amendment may adversely affect an outstanding Stock Option without the consent of the Participant.


                                   ARTICLE 12
                                      TERM

         The Plan shall be effective from the date that this Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on December 15, 2010, but Stock Options granted before the effective date will continue to be effective in accordance with their terms and conditions.

                                   ARTICLE 13
                               CAPITAL ADJUSTMENTS

         If at any time while the Plan is in effect or unexercised Stock Options are outstanding there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, or (3) other increase or decrease in such shares effected without receipt of consideration by the company, then and in such event:

                  (i) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under the Plan, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so awarded; and

                  (ii) Appropriate adjustments shall be made in the number of shares of Common Stock and the Option Price thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate Option Price.

         Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or Option Price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan.

         Upon the occurrence of each event requiring an adjustment of the Option Price or the number of shares purchasable pursuant to Stock Options granted pursuant to the terms of this Plan, the Company shall mail to each Participant its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.


                                   ARTICLE 14
                   RECAPITALIZATION, MERGER AND CONSOLIDATION

                  (a) The existence of this Plan and Stock Options granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  (b) Subject to any required action by the shareholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any Stock Option granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled.

                  (c) In the event of any merger or consolidation pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Stock Options, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving or consolidated company which were distributed or distributable to the shareholders of the Company in respect to each share of Common Stock held by them, such outstanding Stock Options to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, however, all such Stock Options may be canceled by the Company as of the effective date of any such reorganization, merger, consolidation, or any dissolution or liquidation of the Company by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all of the shares subject to such outstanding Stock Options.

                  (d) Upon the occurrence of each event requiring an adjustment of the Option Price or the number of shares purchasable pursuant to Stock Options granted pursuant to the terms of this Plan, the Company shall mail to each Participant its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.


                                   ARTICLE 15
                           LIQUIDATION OR DISSOLUTION

         In case the Company shall, at any time while any Stock Option under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant may thereafter receive upon exercise hereof (in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive) the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Stock Option, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the prices then in effect with respect to each Stock Option shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.


                                   ARTICLE 16
                           OPTIONS IN SUBSTITUTION FOR
                   STOCK OPTIONS GRANTED BY OTHER CORPORATIONS

         Stock Options may be granted under the Plan from time to time in substitution for such options held by directors of a corporation who become or are about to become Outside Directors of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of stock of the employing corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

                                   ARTICLE 17
                            MISCELLANEOUS PROVISIONS

         17.1 INVESTMENT INTENT. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the options granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

         17.2 NO EMPLOYMENT RELATIONSHIP. The Participant is not an employee of the Company. Nothing herein shall be construed to create an employer-employee relationship between the Company and the Participant.

         17.3 INDEMNIFICATION OF BOARD. No member of the Board, nor any officer or employee of the Company acting on behalf of the Board, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and each and any officer or employee of the Company acting on the Board's behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

         17.4 EFFECT OF THE PLAN. Neither the adoption of this Plan nor any action of the Board shall be deemed to give any person any right to be granted a Stock Option to purchase Common Stock of the Company or any other rights except as may be evidenced by a Stock Option Agreement, or any amendment thereto, duly authorized by the Board and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

         17.5 COMPLIANCE WITH OTHER LAWS AND REGULATIONS. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Stock Option if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or other forum in which shares of Common Stock are traded (including Section 16 of the Securities Exchange Act of 1934); and, as a condition of any sale or issuance of shares of Common Stock under a Stock Option, the Board may require such agreements or undertakings, if any, as the Board may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Stock Options hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

         17.6 TAX REQUIREMENTS. The Company shall have the right to deduct from all amounts hereunder paid in cash or other form, any Federal, state, or local taxes required by law to be withheld with respect to such payments. The Participant receiving shares issued upon exercise of any Stock Option shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Such payments shall be required to be made prior to the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash or by check.

         17.7 ASSIGNABILITY. Unless the Board provides otherwise, all or a portion of a Stock Option to be granted to a Participant may be transferred by such Participant to (i) the spouse, children or grandchildren of the Participant ("IMMEDIATE FAMILY MEMBERS"), (ii) a trust or trusts for the exclusive benefit of one or more Immediate Family Members, or (iii) a partnership in which one or more Immediate Family Members are the only partners, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in
Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, and

(y) subsequent transfers of previously transferred Stock Options shall be prohibited except those by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. Following transfer, any such Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of ARTICLES 10, 11, 13, 14, 15, 16 AND 17 hereof the term "PARTICIPANT" shall be deemed to include the transferee. The events of Termination of Service and any vesting of the Stock Options shall continue to be applied with respect to the original Participant, following which the Stock Options shall be exercisable by the transferee only to the extent and for the periods and installments specified in the Award Agreement. The Board and the Company shall have no obligation to inform any transferee of a Stock Option of any expiration, termination, lapse or acceleration of such Option. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Stock Option that has been transferred by a Participant under this Section 17.7. If the Participant attempts to alienate, assign, pledge, hypothecate, or otherwise dispose of this Stock Option or any right thereunder, except as provided for in this Plan or the Stock Option Agreement, the Board may terminate the Participant's Stock Option by notice to him, and it shall thereupon become null and void.

         17.8 USE OF PROCEEDS. Proceeds from the sale of shares pursuant to Stock Options granted under this Plan shall constitute general funds of the Company.

         17.9 LEGEND. Each certificate representing shares of Common Stock issued to a Participant upon exercise of a Stock Option shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof and the applicable security laws (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed) unless the shares of Common Stock being issued have been registered pursuant to a Registration Statement on Form S-8 (or a successor form) filed with and declared effective by the Securities and Exchange
Commission:

                  On the face of the certificate:

                           "Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate."

                  On the reverse:

                           "The shares of stock evidenced by this certificate are subject to and transferrable only in accordance with that certain DevX Energy, Inc. Amended and Restated Directors Nonqualified Stock Option Plan, dated as of January 1, 2001, as amended from time to time, a copy of which is on file at the principal office of the Company in Dallas, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledge hereof agrees to be bound by all of the provisions of said Plan."

                  Insert the following legend on the certificate if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

                           "Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company."

         A copy of this Plan shall be kept on file in the principal office of the Company in Dallas, Texas or any successor location of the Company's principal executive offices.


                                    * * * * *

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized representative pursuant to prior action taken by the Board.


                                        DEVX ENERGY, INC.



                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


Attest:



Secretary

                                      PROXY
                                DEVX ENERGY, INC.
                           13760 Noel Road, Suite 1030
                            Dallas, Texas 75240-7336
                            Telephone: (972) 233-9906
                           Telecopier: (972) 233-9575

          This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Joseph T. Williams and William W. Lesikar as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of DEVX ENERGY, INC. held of record by the undersigned on September 10, 2001 at the annual meeting of stockholders to be held in the Sun Room of the Northwood Club at 6524 Alpha Road, Dallas, Texas 75240 on Thursday, October 25, 2001 at 2:00 p.m., Dallas time, or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 through 4.

The Board of Directors recommends that the stockholders vote FOR each of the proposals. Please review carefully the Proxy Statement delivered with this Proxy.

1. Proposal to elect Joseph T. Williams, Robert L. Keiser, Jerry B. Davis and Patrick J. Keeley as directors until the next Annual Meeting or until their successors have been duly qualified and elected.

         [ ] FOR all nominees listed above          [ ] WITHHOLD AUTHORITY
         (except as marked to the contrary below)       to vote for all nominees
                                                        listed above
         ---------
         (Instruction: to withhold authority to vote for any individual nominee write that nominee's name in the space provided above)

2. Proposal to approve the Amended and Restated DEVX ENERGY, INC. Incentive Equity Plan.

         [ ]  FOR            [ ]  AGAINST                 [ ] ABSTAIN

3. Proposal to approve the Amended and Restated DEVX ENERGY, INC. Directors' Nonqualified Stock Option Plan.

         [ ]  FOR            [ ]  AGAINST                 [ ]  ABSTAIN

4. Proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company to audit the accounts of the Company for the fiscal year ending December 31, 2001.

         [ ]  FOR            [ ]  AGAINST                 [ ]  ABSTAIN

The Proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting.




                                                  ------------------------------
                                                  Signature


Dated: ________ ___, 2001
                                                  ------------------------------
                                                  Signature, if held jointly


Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.